                                                                    Exhibit 99.2

                      HUB INTERNATIONAL LIMITED PARTNERSHIP
                                   AS BORROWER

                                     - AND -

                                BANK OF MONTREAL
                                    AS LENDER

                                   ----------

                                CREDIT AGREEMENT
                            DATED AS OF APRIL 4, 2006

                                   ----------

                                TABLE OF CONTENTS

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.1     Defined Terms..............................................    1
Section 1.1.    Company Guarantee Defined Terms............................   19
Section 1.2     Computation of Time Periods................................   19
Section 1.3     Accounting Terms...........................................   19
Section 1.4     Extended Meanings..........................................   19
Section 1.5     Incorporation of Schedules.................................   19
Section 1.6     Headings and Table of Contents.............................   19
Section 1.7     Singular, Plural, Gender...................................   20
Section 1.8     Conflict...................................................   20
Section 1.9     Currency...................................................   20
Section 1.10    Time.......................................................   20
Section 1.11    References to Conversion of Advances.......................   20

                                    ARTICLE 2
                              THE CREDIT FACILITIES

Section 2.1     Credit Facility............................................   21
Section 2.2     Drawdown Availability......................................   21
Section 2.3     Renewal of Drawdown Period.................................   21
Section 2.4     Term Obligations...........................................   22
Section 2.5     Advance Requests...........................................   23
Section 2.6     Advances under the Credit Facility.........................   23
Section 2.7     Currency...................................................   24
Section 2.8     Conversion of Advance......................................   24
Section 2.9     LIBOR Maturity.............................................   24
Section 2.10    Certain Provisions Relating to Bankers' Acceptances........   25
Section 2.11    Reduction or Termination of Commitment.....................   27
Section 2.12    Use of Proceeds............................................   27

                                    ARTICLE 3
                                INTEREST AND FEES

Section 3.1     Interest on Prime Rate Loans...............................   28
Section 3.2     Interest on U.S. Base Rate Loans...........................   28
Section 3.3     Interest on LIBOR Loans....................................   28
Section 3.4     Acceptance Fee.............................................   29
Section 3.5     Standby Fee................................................   29
Section 3.6     Reimbursement Obligations..................................   29
Section 3.7     Fixed Rate Option..........................................   29

                                                                             ii.


Section 3.8     Yearly Rate Statements.....................................   30

                                    ARTICLE 4
                            REPAYMENT OF OBLIGATIONS

Section 4.1     Repayment on Maturity......................................   30
Section 4.2     Voluntary Repayment........................................   31
Section 4.3     Mandatory Repayment of Credit Facility.....................   31
Section 4.4     Scheduled Repayment of Obligations.........................   31

                                    ARTICLE 5
                              PAYMENTS AND ACCOUNTS

Section 5.1     Maintenance of Accounts....................................   32
Section 5.2     Payments by Borrower.......................................   32
Section 5.3     Due Date of Payments.......................................   32
Section 5.4     Time of Payments...........................................   32
Section 5.5     Form and Amount of Payments................................   33
Section 5.6     Charging Borrower's Accounts...............................   33

                                    ARTICLE 6
                               CURRENCY AND COSTS

Section 6.1     Market Disruption and Illegality...........................   33
Section 6.2     Additional Payments........................................   34
Section 6.3     Prepayment and Conversion..................................   36
Section 6.4     Mitigation.................................................   36
Section 6.5     Mandatory Prepayment.......................................   36

                                    ARTICLE 7
                         CONDITIONS PRECEDENT TO LENDING

Section 7.1     Conditions Precedent to Initial Advance....................   37
Section 7.2     Conditions Precedent to Each Advance.......................   40

                                    ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

Section 8.1     Representations and Warranties by the Borrower.............   40
Section 8.2     Survival of Representations and Warranties.................   42

                                    ARTICLE 9
                            COVENANTS OF THE BORROWER

Section 9.1     Affirmative Covenants......................................   43
Section 9.2     Negative Covenants.........................................   46

                                                                            iii.


                                   ARTICLE 10
                                  ACCELERATION

Section 10.1    Events of Default..........................................   54
Section 10.2    Remedies Upon Default......................................   58
Section 10.3    Right of Set-Off...........................................   58
Section 10.4    Currency Conversion After Maturity.........................   58
Section 10.5    Judgment Currency..........................................   59

                                   ARTICLE 11
                                     GENERAL

Section 11.1    Evidence of Debt...........................................   59
Section 11.2    Additional Expenses........................................   59
Section 11.3    Invalidity of any Provisions...............................   59
Section 11.4    Amendments, Waivers, etc...................................   59
Section 11.5    Notices, etc...............................................   60
Section 11.6    Costs and Expenses.........................................   61
Section 11.7    Indemnification............................................   61
Section 11.8    Taxes......................................................   62
Section 11.9    Calculations...............................................   63
Section 11.10   Assignments and Participations.............................   63
Section 11.11   Governing Law..............................................   64
Section 11.12   Consent to Jurisdiction....................................   64
Section 11.13   Binding Effect.............................................   65
Section 11.14   Interest Savings Clause....................................   65
Section 11.15   Entire Agreement...........................................   65
Section 11.16   Counterparts...............................................   65

Schedule 1        Form of Advance Request
Schedule 2        Form of Company Guarantee
Schedule 7.1(i)   Forms of Opinions
Schedule 7.1(n)   Reorganization
Schedule 9.2(c)   Existing Liens

          THIS CREDIT AGREEMENT is made as of the 4th day of April, 2006,

BETWEEN:

                    HUB INTERNATIONAL LIMITED PARTNERSHIP,
                    a limited partnership organized under
                    the laws of the State of Delaware,

                    as the Borrower hereunder,

                    - and -

                    BANK OF MONTREAL,

                    as the Lender hereunder

          WHEREAS Bank of Montreal has agreed, on and subject to the terms and conditions of this credit agreement, to make available the credit facilities in favour of Hub International Limited Partnership;

          NOW THEREFORE in consideration of these premises and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 DEFINED TERMS.

          Unless the context otherwise requires, the following capitalized terms shall have the following respective meanings in this Agreement and in each of the other Loan Documents:

          "ACCEPTANCE FEE" means the fee payable in Canadian dollars to the Lender in respect of the Drafts accepted or purchased by the Lender prior to and as a condition of such acceptance or purchase, computed in accordance with
Section 3.4;

          "ADVANCE" means any extension of credit by the Lender hereunder in the form of a Prime Rate Loan, a U.S. Base Rate Loan, a LIBOR Loan or a BA Advance (each of which is referred to herein as a "Type of Advance"), including the conversion of an Advance into another Advance;

          "ADVANCE REQUEST" means a request for an Advance or conversion of an Advance to another Advance duly completed and executed on behalf of the Borrower, substantially in the form of Schedule 1 hereto, or a notice of a request for an Advance or conversion of an Advance to another Advance delivered pursuant to Section 2.5(c);

                                                                              2.


          "AFFILIATE" shall mean, at any time, and with respect to any Person,
(a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) in the case of the Company or any Subsidiary, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests; provided that "Affiliate," in relation to the Company, shall not include any Subsidiary. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless otherwise clearly stated, any reference to an "Affiliate" is a reference to an Affiliate of the Company;

          "ADDITIONAL COVENANT" shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in
Article 9 of this Agreement, or related definitions in Section 1.1 of this Agreement, or Section 3.1 or 4.1 of the Company Guarantee, or related definitions in Section 1.1 of the Company Guarantee, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to any holder of any Designated Debt (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenants in Article 9 of this Agreement or
Section 3.1 or 4.1 of the Company Guarantee, or related definitions in Section
1.1 of this Agreement or Section 1.1 of the Company Guarantee. Notwithstanding the foregoing, the provisions set forth in Section 1008 of each of the Subordinated Debentures as in effect on the date hereof shall not constitute Additional Covenants;

          "ADDITIONAL DEFAULT" shall mean any provision for the benefit of any holder of any Designated Debt to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase the Debt under such Designated Debt prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in Section 10.1 of this Agreement, or related definitions in
Section 1.1 of this Agreement or Section 1.1 of the Company Guarantee, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth therein or is more beneficial to any holder of any Designated Debt (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in Section 10.1 of this Agreement, or related definitions in Section 1.1 of this Agreement or Section 1.1 of the Company Guarantee;

          "AGREEMENT" means this credit agreement as supplemented, amended, modified or restated from time to time, and the expressions "Article", "Section" and "Schedule" followed by a number mean and refer to the specified Article, Section or Schedule of this Agreement, respectively;

                                                                              3.


          "AMENDED AND RESTATED 2003 NOTE PURCHASE AGREEMENT" shall mean that certain Amended and Restated Note Purchase Agreement dated as of April 4, 2006 by and among the Borrower and the holders of the 2003 Notes;

          "AMORTIZATION DATE" means the first date, if any, on which the ratio of (a) Consolidated Debt (after excluding therefrom the Subordinated Debentures in the maximum aggregate principal amount of U.S.$ 35,000,000 that are subject to mandatory conversion into common shares of the Borrower) on such date, to (b) the product of (i) 4, multiplied by (ii) the EBITDA for the last completed fiscal quarter of the Borrower, exceeds 4:1;

          "APPLICABLE MARGIN" means:

     (a) in respect of any Prime Rate Loan, at any time prior to the Term Date, the rate of 1.0% per annum, and at any time on or after the Term Date, the rate of 1.25% per annum;

     (b) in respect of any U.S. Base Rate Loan, at any time prior to the Term Date, the rate of 1.0% per annum, and at any time on or after the Term Date, the rate of 1.25% per annum;

     (c) in respect of any LIBOR Loan, at any time prior to the Term Date, the rate of 1.125% per annum, and at any time on or after the Term Date, the rate of 1.375% per annum; and

     (d) in respect of any BA Advance, at any time prior to the Term Date, 1.125%, and at any time on or after the Term Date, 1.375%;

          "ARM'S-LENGTH" means arm's-length within the meaning of such term under the Income Tax Act (Canada), as amended from time to time;

          "ASSET DISPOSITION" shall mean any Transfer except:

     (a)  any

          (i) Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary; and

          (ii) Transfer from the Company to a Wholly-Owned Subsidiary;

          so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default shall exist; and

     (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete;

                                                                              4.


          "ASSIGNEE LENDER" has the meaning set out in Section 11.10;

          "ASSIGNEE LENDER'S COMMITMENT" has the meaning set out in Section
11.10;

          "ASSIGNEE LENDER'S COMMITMENT PERCENTAGE" has the meaning set out in
Section 11.10;

          "ATTRIBUTABLE DEBT" shall mean, as to any particular lease relating to a Sale-and-Leaseback Transaction not permitted under clause (i), (ii) or (iii) of Section 9.2(f), the present value of all Lease Rentals required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 10% per annum);

          "AVAILABLE COMMITMENT" means at any time the amount at such time of the Commitment less the amount of the Outstanding Principal Obligations, all expressed in Canadian Dollars, with any amount thereof denominated in another currency to be expressed in Canadian Dollars at the Canadian Dollar Equivalent at such time of such amount;

          "BA ADVANCE" means any Advance by way of the acceptance of any Draft drawn by the Borrower on, and the purchase of the resulting Bankers' Acceptance by, the Lender;

          "BA DISCOUNT PROCEEDS" means in respect of any Bankers' Acceptance being purchased by the Lender on any day an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying

     (a)  Face Amount of such Bankers' Acceptance, by

     (b) the quotient equal to one divided by the sum of one plus the product of:

               (i) the BA Reference Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

               (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365,

          with such quotient being rounded up or down to the nearest fifth decimal place and 0.000005 being rounded up,

less the amount of the Acceptance Fee payable to the Lender in respect of, and as a condition precedent to the acceptance or purchase by the Lender of, such Bankers' Acceptance;

          "BA LIABILITIES" means, at any time and in respect of any Bankers' Acceptance, the Face Amount thereof if still outstanding and unpaid, whether or not payment thereof is due or, following the maturity thereof, the aggregate unpaid amount of all Reimbursement Obligations at that time due and payable in respect of such Bankers' Acceptance;

                                                                              5.


          "BA REFERENCE RATE" means, as applicable to any Bankers' Acceptance being purchased by the Lender on any day, the per annum percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%), quoted by the Lender as that at which the Lender would, in accordance with its normal practice, on such day be prepared to purchase its own bankers' acceptances in an amount and having a maturity date comparable to the amount and maturity date of such Bankers' Acceptance;

          "BANKERS' ACCEPTANCE" means a Draft of the Borrower denominated in Canadian Dollars which has been accepted and purchased by the Lender pursuant to
Article 2;

          "BORROWER" means Hub International Limited Partnership, a limited partnership organized under the laws of the State of Delaware, and any successor(s) and permitted assign(s) thereof;

          "BORROWER'S ACCOUNTS" means the Canadian Dollar account and U.S. Dollar account to be maintained by the Borrower with the Lender at the Lender's Branch in accordance with Article 5;

          "BUSINESS DAY" means (i) any day of the year, other than Saturday or Sunday or any other day on which banks are closed for normal business in Toronto, Ontario, (ii) when used in connection with U.S. Base Rate Loans, any day of the year, other than Saturday or Sunday or any other day on which banks are closed for normal business in either Toronto, Ontario or New York, New York, and (iii) when used in connection with LIBOR Loans, any day of the year, other than Saturday or Sunday or any other day on which banks are closed for normal business in any of Toronto, Ontario, New York, New York and London, England, and which is also a day on which dealings in U.S. Dollars may be carried on by and between banks in the London interbank market;

          "CANADA TREASURY BILL RATE" means on any day and for any discount calculation period the rate for Government of Canada Treasury bills for a period approximately equal to such discount calculation period appearing on the "Reuters Screen ISDD Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day then on the immediately preceding Business Day;

          "CANADIAN DOLLARS" and the symbols "Can. $" and "Cdn. $" mean lawful money of Canada;

          "CANADIAN DOLLAR EQUIVALENT" means, at any time, the amount of Canadian Dollars which could be purchased from the Lender by the payment of a specified amount of another currency using the Lender's relevant spot rate for the sale of Canadian Dollars quoted by the Lender's treasury department at such time;

          "CAPITAL ADEQUACY GUIDELINE" means the capital adequacy requirements from time to time specified by OSFI or any other applicable Governmental Authority and published by it as one or more guidelines for chartered banks in Canada;

                                                                              6.


          "CAPITAL LEASE" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP;

          "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person;

          "CDOR RATE" means, on any day, the annual rate which is the rate determined by the Lender as being the arithmetic average (rounded up or down, if necessary, to the nearest 0.01% and 0.005% being rounded up) of the discount rates applicable to Canadian Dollar bankers' acceptances for a period of one month appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. on such day, or if such day is not a Business Day then on the immediately preceding Business Day; provided, however, if such rates do not appear on the Reuters Screen CDOR Page for such one month period as contemplated, then the CDOR Rate on any day shall be calculated as the rate as determined by the Lender equal to the BA Reference Rate that would be applicable to any Drafts required to be purchased by the Lender on such day and having a term to maturity of 30 days;

          "CLAIM" means any claim of any nature whatsoever including, without limitation, any demand, liability, obligation, cause of action, suit, proceeding, judgment, award, assessment and reassessment, whether present or future;

          "CLOSING" means the execution and delivery of this Agreement and the other Loan Documents by the respective parties thereto;

          "CLOSING DATE" means the date on which the Closing occurs;

          "CODE" shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the rules and regulations promulgated thereunder from time to time;

          "COMMITMENT" means the amount of U.S. $75,000,000 or the Canadian Dollar Equivalent thereof, as such amount may be reduced or cancelled from time to time in accordance with the provisions of this Agreement;

          "COMPANY" means Hub International Limited;

          "COMPANY BRIDGE FACILITY" means the credit facility provided by Bank of Montreal in favour of the Company pursuant to the Non-Revolving Credit Agreement made as of March 30, 2006 between Bank of Montreal and the Company, as amended, modified or supplemented;

          "COMPANY CREDIT FACILITY" means the credit facility provided by Bank of Montreal in favour of the Company pursuant to the Amended and Restated Credit Agreement made as of April 23, 2004 between Bank of Montreal and the Company, as amended, modified or supplemented;

                                                                              7.


          "COMPANY GUARANTEE" means a Guarantee in the form of Schedule 2 hereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof;

          "COMPENSATING AMOUNT" has the meaning set out in Section 6.2;

          "CONSOLIDATED DEBT" shall mean, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP;

          "CONSOLIDATED NET INCOME" shall mean, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, but excluding, in any event, any extraordinary gains or losses determined in accordance with GAAP;

          "CONSOLIDATED NET WORTH" shall mean, as of any date of determination thereof,

     (a) the sum of (i) the par value (or value stated on the books of the corporation) of the share capital (but excluding treasury shares and share capital subscribed and unissued) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

     (b) to the extent included in clause (a) above, all amounts properly attributable to minority interests, if any, in the shares and surplus of Subsidiaries;

          "CONSOLIDATED TOTAL ASSETS" shall mean, as of any date of determination, the total assets of the Company and its Subsidiaries that would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the shares and surplus of Subsidiaries;

          "CONSOLIDATED TOTAL CAPITALIZATION" shall mean, as of any date of determination, the sum of Consolidated Debt and Consolidated Net Worth;

          "COVER" for any BA Liabilities shall be effected by paying to the Lender immediately available and freely transferable funds in Canadian Dollars, in the full amount of such BA Liabilities, which funds shall be held by the Lender in a collateral account maintained by the Lender at the Lender's Branch to provide for the payment of such BA Liabilities. Such funds shall be retained by the Lender in such collateral account until such time as the applicable Bankers' Acceptances shall have matured and the related BA Liabilities shall have been fully satisfied; provided, however, that at such time if a Default or an Event of Default has occurred

                                                                              8.


and is continuing, the Lender shall not be required to release any of the said funds in such collateral account until such Default or Event of Default shall have been cured or waived;

          "CREDIT FACILITY" means the revolving credit facility to be made available to the Borrower hereunder during the Drawdown Period by way of Advances pursuant to Section 2.1 and the Term Obligations resulting from the conversion of Outstanding Principal Obligations to non-revolving term Debt pursuant to Section 2.2;

          "CROWN" shall mean the Crown in Right of Canada or of any Province or Territory thereof;

          "DEBT" shall mean, with respect to any Person, without duplication,

     (a)  its liabilities for borrowed money;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c)  its Capital Lease Obligations;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e)  the principal or lease balance outstanding under Synthetic Leases;

     (f)  its income-put option liabilities; and

     (g) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof; provided, that Debt shall not include Guarantees of bank loans to officers of the Company the proceeds of which are used to purchase shares of the Company, in an aggregate principal amount not to exceed U.S. $12,000,000 at any one time outstanding;

          Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP;

          "DEBT PREPAYMENT APPLICATION" shall mean, with respect to any Transfer of property, the application by the Borrower or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Funded Debt of the Borrower or any Subsidiary (other than Senior Funded Debt owing to the Borrower, any of its Subsidiaries or any Affiliates and Senior Funded Debt in respect of any revolving credit or similar facility providing the Borrower or any of its Subsidiaries with the right to obtain loans or other

                                                                              9.


extensions of credit from time to time, except to the extent that in connection with such payment of Senior Funded Debt the availability under such revolving credit or similar facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt);

          "DEFAULT" means any event which with the giving of notice, the passage of time, or both, would constitute an Event of Default;

          "DESIGNATED DEBT" shall mean (a) any Debt of the Company or any Subsidiary issued or outstanding under any agreement if the aggregate outstanding principal amount of the Debt issued or outstanding under such agreement, together with the aggregate amount of any undrawn commitments to provide loans or financial accommodations to the Company or any Subsidiary under such agreement, exceeds U.S. $10,000,000, and (b) any Debt of the Company or any Subsidiary issued or outstanding under one or more agreements if the aggregate outstanding principal amount of the Debt issued or outstanding under all such agreements, together with the aggregate amount of any undrawn commitments to provide loans or financial accommodations to the Company or any Subsidiary under all such agreements, exceeds U.S. $25,000,000. For the avoidance of doubt, all Debt of the Company and its Subsidiaries under the 2006 Notes, the 2003 Notes and the Subordinated Debentures shall be deemed Designated Debt;

          "DISPOSITION VALUE" shall mean with respect to any property:

     (a) in the case of property that does not constitute Subsidiary Shares, the book value thereof, valued at the time of such disposition in good faith by the Company, and

     (b) in the case of property that constitutes Subsidiary Shares, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such shares as is equal to the percentage that the book value of such Subsidiary Shares represents of the book value of all of the outstanding share capital of such Subsidiary (assuming, in making such calculations, that all securities convertible into such share capital are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company;

          "DRAFT" means at any time a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Borrower on the Lender and bearing such distinguishing letters and numbers as the Lender may determine, but which at such time has not been completed or accepted by the Lender;

          "DRAWDOWN DATE" means a day which the Borrower has notified the Lender in an Advance Request as the date on which the Borrower requests an Advance in accordance with Article 2;

          "DRAWDOWN PERIOD" the period from the Closing Date to 11:00 a.m. (Toronto, Ontario time) on the Term Date;

          "EBITDA" shall mean, with respect to any period, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in the determination of Consolidated

                                                                             10.


Net Income for such period, (i) all Interest Charges during such period, (ii) all depreciation and amortization expenses during such period, (iii) all federal, state and provincial income taxes during such period and (iv) other non-cash expenses during such period, minus (c) to the extent included in the determination of Consolidated Net Income for such period, gains from the sale of capital assets and investments and other income-put option liabilities, all as determined in accordance with GAAP consistently applied;

          "ENVIRONMENTAL LAWS" shall mean any and all federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems;

          "EQUITY INTERESTS" means in the case of a corporation, shares of capital stock of any class or series, including warrants, rights, participating interests or options to purchase or otherwise acquire any class or series of capital stock or securities exchangeable for or convertible into any class or series of capital stock, and in the case of any other Person or entity shall mean any class or series of partnership interests (including, without limitation, any general or limited partnership interests), units, membership interests or like interests constituting equity, and in the case of each of the foregoing, any part or portion thereof or participation in any of the foregoing;

          "EVENT OF DEFAULT" means any of the events specified in Section 10.1;

          "FACE AMOUNT" means in respect of a Bankers' Acceptance, the amount stated therein to be payable to the holder thereof on its maturity;

          "FAIR MARKET VALUE" shall mean, as of any date of determination thereof and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell);

          "FED FUNDS RATE" means, on any day, the rate equal to the USD-Federal Funds-H.15 rate (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) as of such day, or if such day is not a Business Day then on the immediately preceding Business Day;

          "FUNDED DEBT" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of any determination thereof;

          "GAAP" means generally accepted accounting principles as in effect from time to time as now or hereafter established by the Canadian Institute of Chartered Accountants or any successor thereto;

                                                                             11.


          "GENERAL PARTNER" shall mean Hub International Partners Limited, an Ontario corporation;

          "GOVERNMENTAL AUTHORITY" means any nation or government, and any political subdivision thereof, and any central bank, agency, department, commission, board, bureau, court, tribunal or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

          "GUARANTEE" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such
Person:

     (a) to purchase such Debt or obligation or any property constituting security therefor;

     (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

     (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

          In any computation of the Debt or other liabilities of the obligor under any Guarantee, the Debt or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls);

          "HOSTILE ACQUISITION" means an offer to acquire, directly or indirectly and whether by purchase, amalgamation, merger or otherwise, properties, whether held directly or indirectly, or securities of any Person (the "Target") where (i) in the case of such offer to acquire securities of the Target, the securities subject to such offer and the securities of the Target beneficially owned, directly or indirectly, by the offeror or Affiliates of the offeror or Persons acting in concert with the offeror and its Affiliates, exceed 10% of the then outstanding securities of any class of securities of the Target,
(ii) the board of directors or other governing body of the Target has not recommended (at or prior to the time that such offer is made to the holders of the

                                                                             12.


securities subject to such offer or is submitted for consideration by the holders of securities of the Target) acceptance or approval of such offer by such holders, and (iii) the properties or securities that are the subject of such offer to acquire would upon completion of such acquisition constitute a property or group of properties the loss of which would have a Material Adverse Effect;

          "INTEREST CHARGES" shall mean, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (a) all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period;

          "LEASE RENTALS" shall mean, with respect to any period, the sum of all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues;

          "LEGAL REQUIREMENT" means any law, statute, ordinance, decree, requirement, order, judgment, treaty, rule, guideline, bulletin, license, permit or regulation, and any applicable determination, interpretation, ruling, order or decree, of any Governmental Authority or arbitrator, which is binding upon or applicable to the Lender, the Company, the Borrower or a Subsidiary , whether presently existing or arising in the future, including without limitation all Guidelines and Bulletins issued by OSFI;

          "LENDER" means Bank of Montreal and any other bank or financial institution to which a Commitment in the Credit Facility is assigned by the Lender or a further permitted assignee thereof in accordance with Section 11.10, and their respective successors and permitted assigns;

          "LENDER'S BRANCH" means the Lender's Chicago, Illinois branch, or such other branch of the Lender in the United States of America as the Lender may from time to time specify to the Borrower;

          "LIBO RATE" means, for any LIBOR Period for each LIBOR Loan, the annual rate of interest determined by the Lender as being the rate at which deposits in U.S. Dollars are offered by the Lender in the London interbank market to leading international banks for an amount similar to the principal amount of such LIBOR Loan and having a term similar to such LIBOR Period, such rate to be determined as of 11:00 a.m. London time on the date two Business Days prior to the first day of the LIBOR Period for such LIBOR Loan;

                                                                             13.


          "LIBOR LOAN" means any Advance made by the Lender to the Borrower in, or converted into U.S. Dollars, bearing interest by reference to a LIBO Rate;

          "LIBOR PERIOD" means, for each LIBOR Loan, a period (subject to Section 6.1) of one (1), two (2), three (3), six (6), nine (9) or twelve (12) months selected by the Borrower and advised to the Lender by written notice given in accordance with the provisions hereof, commencing with the date on which such LIBOR Loan is made and ending on the last day of such selected period and thereafter each successive period of one (1), two (2), three (3), six (6), nine (9) or twelve (12) months (again subject to Section 6.1) selected by the Borrower and advised to the Lender by written notice given in respect of the continuation of such LIBOR Loan in accordance with the provisions hereof, commencing on the last day of the immediately preceding LIBOR Period in respect of such LIBOR Loan, provided that the last day of a LIBOR Period shall occur on or before the Maturity Date and whenever the last day of a LIBOR Period would otherwise occur on a day other than a Business Day, the last day of such LIBOR Period shall be extended to the next succeeding Business Day unless such extension would cause the last day of such LIBOR Period to occur in the next following calendar month, in which case the last day of such LIBOR Period shall occur on the last preceding Business Day;

          "LIEN" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of shares, shareholder agreements, voting trust agreements and all similar arrangements);

          "LOAN" means a direct advance of monies hereunder, by way of a Prime Rate Loan, a U.S. Base Rate Loan or a LIBOR Loan;

          "LOAN DOCUMENTS" means this Agreement, the Company Guarantee and all other documents, certificates, instruments and agreements to be executed and delivered to the Lender by the Borrower, the Company or by any other Person as contemplated hereunder and thereunder;

          "LOSS" means any loss, cost or expense whatsoever, whether present or future, direct or indirect, including, without limitation, any damages, judgments, penalties, fines, fees, charges, claims, demands, liabilities and any and all legal and other professional fees and disbursements, and, with respect to any Advance by the Lender, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain such Advance, except any such loss representing loss of profit;

          "MATERIAL SUBSIDIARY" shall mean, at any time, any Subsidiary that accounts for more than (a) 5% of Consolidated Total Assets determined as of the immediately preceding fiscal quarter or (b) 5% of consolidated revenue of the Company and its Subsidiaries determined as of the immediately preceding fiscal year;

          "MATURITY DATE" means at any time the third anniversary of the Term Date;

                                                                             14.


          "MINIMUM INTEREST COVERAGE RATIO" shall mean, as of the date of any determination thereof, the ratio of (a) EBITDA for the period consisting of the immediately preceding four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date to (b) Interest Charges for such period;

          "NET PROCEEDS AMOUNT" shall mean, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

     (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

     (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer;

          "OBLIGATIONS" means, at any time, the sum of (a) the aggregate principal amount of all Loans advanced to the Borrower and all accrued and unpaid interest thereon outstanding and unpaid at such time, (b) the aggregate BA Liabilities of the Borrower at such time in respect of all Bankers' Acceptances accepted or purchased by the Lender at or prior to such time, including all accrued and unpaid interest on any then outstanding Reimbursement Obligations in respect of any such Bankers' Acceptances, and (c) all other then outstanding liabilities, obligations and indebtedness of the Borrower to the Lender under this Agreement or any of the other Loan Documents;

          "OSFI" means the Office of the Superintendent of Financial Institutions (Canada);

          "OUTSTANDING PRINCIPAL OBLIGATIONS" means, at any time, the sum of the aggregate principal amount of all Loans advanced to the Borrower outstanding and unpaid at such time and the aggregate BA Liabilities outstanding and unpaid at such time in respect of Bankers' Acceptances accepted or purchased by the Lender, all expressed in Canadian Dollars (or the U.S. Dollar Equivalent thereof), with any amount thereof denominated in another currency to be expressed in Canadian Dollars at the Canadian Dollar Equivalent or the U.S. Dollar Equivalent at such time of such amount;

          "PAST DUE RATE" means, on any day, a rate per annum equal to the Prime Rate, in the case of Obligations denominated in Canadian Dollars, and U.S. Base Rate, in the case of Obligations denominated in U.S. Dollars, plus two percent;

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto;

          "PERMITTED PURPOSE" means the use by the Borrower of the proceeds of any Advance hereunder for general partnership purposes, including property acquisitions (other than Hostile Acquisitions or the payment of any costs, expenses or liabilities arising out of or relating to any Hostile Acquisition) pending receipt by the Borrower of permanent financing for such property acquisitions from capital markets, and for the conversion of Advances to other Advances hereunder;

                                                                             15.


          "PERSON" includes an individual, partnership, whether general, limited or undeclared, corporation, limited liability corporation, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature;

          "PRIME RATE" means, on any day, the greater of (a) the floating rate of interest per annum announced from time to time by the Lender, and in effect on such day, as the reference rate of interest the Lender will use to determine rates of interest for Canadian Dollar commercial loans made by the Lender to borrowers in Canada, and (b) the rate as determined by the Lender equal to (i) the CDOR Rate, plus (ii) 1.0% per annum;

          "PRIME RATE LOAN" means any Advance made by the Lender to the Borrower in Canadian Dollars bearing interest by reference to the Prime Rate;

          "PRIORITY DEBT" shall mean, without duplication, the sum of (a) Debt of the Company and its Subsidiaries secured by Liens other than Liens permitted by paragraphs (i) through (xi), inclusive, of Section 9.2(c), (b) Debt of Subsidiaries (including, without limitation, any Guarantee by any Subsidiary of any Debt of the Company or any other Subsidiary) other than (i) Debt of the Borrower and (ii) Debt of other Subsidiaries permitted by paragraphs (i) through
(iii), inclusive, of Section 9.2(a), and (c) Attributable Debt of the Company and its Subsidiaries relating to Sale-and-Leaseback Transactions other than Sale-and-Leaseback Transactions permitted by paragraphs (i) through (iii), inclusive, of Section 9.2(f);

          "PROPERTY" OR "PROPERTIES" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate;

          "PROPERTY REINVESTMENT APPLICATION" shall mean, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Borrower or any Subsidiary of operating assets of the Borrower or any Subsidiary to be used in the principal business of such Person;

          "REFUNDING BANKERS' ACCEPTANCE" has the meaning set out in Section 2.10(g);

          "REIMBURSEMENT OBLIGATIONS" means, at any time, the obligations of the Borrower to reimburse the Lender in respect of any Bankers' Acceptance drawn by the Borrower upon the Lender and paid by the Lender on maturity thereof, which remain outstanding and unpaid at such time;

          "RENEWAL ACCEPTANCE" has the meaning specified in Section 2.3;

          "RENEWAL REQUEST" has the meaning specified in Section 2.3;

          "REORGANIZATION" means the reorganization described in Schedule
7.1(n);

          "RESPONSIBLE OFFICER" shall mean any Senior Financial Officer and any other officer of the Company or the Borrower, as applicable, with responsibility for the administration of the relevant portion of this Agreement;

          "RESTRICTED PAYMENTS" has the meaning specified in Section 9.2(n);

                                                                             16.


          "SALE-AND-LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Wholly-Owned Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property;

          "SENIOR DEBT" in respect of any Person, shall mean, as of the date of any determination thereof, all Debt of such Person other than Subordinated Debt;

          "SENIOR FINANCIAL OFFICER" shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or the Borrower, as applicable;

          "SENIOR FUNDED DEBT" in respect of any Person, shall mean, as of the date of any determination thereof, all Funded Debt of such Person other than Subordinated Funded Debt;

          "SENIOR OFFICER" means the president, any executive vice-president, the chief financial officer, principal accounting officer, treasurer, comptroller or the secretary of the Company or the Borrower, as applicable and any other Person designated in writing from time to time as a Senior Officer by the president of the Company or the Borrower, as applicable;

          "STANDBY FEE" has the meaning specified in Section 3.5;

          "SUBORDINATED DEBENTURES" shall mean, collectively, that certain 8.5% Convertible Subordinated Debenture due June 28, 2007 of the Company in favour of Odyssey Reinsurance Corporation in the original principal amount of U.S.$17,500,000 and that certain 8.5% Convertible Subordinated Debenture due June 28, 2007 of the Company in favour of United States Fire Insurance Company in the original principal amount of U.S.$17,500,000;

          "SUBORDINATED DEBT" in respect of any Person, shall mean, as of the date of any determination thereof, all unsecured Debt of such Person which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of such Person. For the avoidance of doubt, all Debt of the Company or any Subsidiary under the Subordinated Debentures shall be deemed Subordinated Debt of the Company or such Subsidiary;

          "SUBORDINATED FUNDED DEBT" in respect of any Person, shall mean, as of the date of any determination thereof, all unsecured Funded Debt of such Person which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Funded Debt of such Person;

          "SUBSIDIARY" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its

                                                                             17.


Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company and the Borrower is included as a Subsidiary of the Company;

          "SUBSIDIARY SHARES" shall mean, with respect to any Person, the shares (or any options or warrants to purchase shares or other securities exchangeable for or convertible into shares) of any Subsidiary of such Person;

          "SUCCESSOR CORPORATION" is defined in Section 9.2(d);

          "SUCCESSOR ENTITY" is defined in Section 9.2(d);

          "SYNTHETIC LEASE" shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered debt for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP;

          "TAX" or "TAXES" means all taxes, assessments, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge imposed, levied, collected, withheld or assessed as of the date of this Agreement or at any time in the future, and all penalty, interest and other payments on or in respect thereof but does not include any tax imposed by any Governmental Authority of the United States of America or a political subdivision thereof or therein on the net income or capital of the Lender attributable in accordance with the Canada-U.S. Income Tax Convention (1980) to the Lender's Branch situated therein;

          "TERM CREDIT PERIOD" means the period of time commencing on the Term Date and ending at 11:00 a.m. (Toronto, Ontario time) on the Termination Date;

          "TERM DATE" means the earlier of (a) the date that occurs 364 days after the date of this Agreement or, if such date is extended pursuant to
Section 2.3(c), the date to which it has been extended, and (b) the Amortization Date;

          "TERM OBLIGATIONS" means the Outstanding Principal Obligations converted to non-revolving term Debt hereunder pursuant to Section 2.2;

          "TERMINATION DATE" means the earlier of (a) the Maturity Date, and (b) the date on which the Obligations shall automatically, or by virtue of a declaration by the Lender made in accordance with this Agreement, become due and payable;

          "TRANSFER" shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Shares. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and
(b) the amount of

                                                                             18.


Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis;

          "2003 NOTES" shall mean, collectively, those certain 5.71% Series A Senior Notes of the Company due June 15, 2010 in the original aggregate principal amount of U.S.$10,000,000 and those certain 6.16% Series B Senior Notes of the Company due June 15, 2013 in the original aggregate principal amount of U.S.$55,000,000, each as amended and restated on the date hereof;

          "2006 NOTE PURCHASE AGREEMENT" shall mean that certain Note Purchase Agreement dated as of April 4, 2006 by and among the Borrower and the Purchasers named therein pursuant to which such Purchasers purchase the 2006 Notes;

          "2006 NOTES" shall mean those certain 6.43% Senior Notes of the Borrower due April 4, 2016 in the original aggregate principal amount of U.S.$75,000,000;

          "U.S. BASE RATE" means, on any day, the greater of (i) the floating rate of interest per annum established or announced from time to time by the Lender, and in effect on such day, as its reference rate for determining rates of interest for U.S. Dollar commercial loans made by the Lender to borrowers in Canada, and (ii) the rate as determined by the Lender equal to (A) the Fed Funds Rate, plus (B) 0.50% per annum;

          "U.S. BASE RATE LOAN" means any Advance made by the Lender to the Borrower in U.S. Dollars bearing interest by reference to the U.S. Base Rate;

          "U.S. DOLLAR EQUIVALENT" means, at any time, the amount of U.S. Dollars which could be purchased from the Lender by the payment of a specified amount of another currency using the Lender's relevant spot rate for the sale of U.S. Dollars quoted by the Lender's treasury department at such time;

          "U.S. DOLLARS" and the symbol "U.S. $" mean lawful money of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United States of America which is customarily used in the settlement of international banking transactions on that day;

          "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries;

          "WRITTEN" or "IN WRITING" shall include printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception including telegraph and telecopier.

                                                                             19.


SECTION 1.1. COMPANY GUARANTEE DEFINED TERMS.

          Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Company Guarantee.

SECTION 1.2 COMPUTATION OF TIME PERIODS.

          In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

SECTION 1.3 ACCOUNTING TERMS.

          Each accounting term, including all defined terms, used in this Agreement shall be construed in accordance with GAAP and in accordance with the auditing and accounting recommendations and guidelines issued from time to time by the Canadian Institute of Chartered Accountants, as amended from time to time, unless something in the subject matter or the context otherwise is inconsistent therewith.

SECTION 1.4 EXTENDED MEANINGS.

          Unless otherwise specified, any reference in this Agreement to any statute will include all regulations made thereunder or in connection therewith from time to time, and will include such statute as the same may be amended, supplemented or replaced from time to time. Every use of the word "including" herein shall be construed as meaning "including, without limitation".

SECTION 1.5 INCORPORATION OF SCHEDULES.

          The following Schedules annexed hereto shall, for all purposes hereof, form an integral part of this Agreement:

     Schedule 1        Form of Advance Request

     Schedule 2        Form of Company Guarantee

     Schedule 7.1(i)   Forms of Opinions

     Schedule 7.1(n)   Reorganization

     Schedule 9.2(c)   Existing Liens

SECTION 1.6 HEADINGS AND TABLE OF CONTENTS.

          The inclusion of headings and a table of contents in this Agreement is intended for convenience of reference only and shall not affect in any way the construction or interpretation hereof.

                                                                             20.


SECTION 1.7 SINGULAR, PLURAL, GENDER

          As used herein, gender is used as a reference term only and applies with the same effect whether the parties are masculine, feminine, corporate or other form, and the singular shall include the plural and the plural the singular, as the context shall require.

SECTION 1.8 CONFLICT.

          In the event of a conflict between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall prevail.

SECTION 1.9 CURRENCY.

          Unless otherwise expressly stated, any reference herein to any sum of money herein shall be construed as a reference to U.S. Dollars. Whenever any limitation herein is expressed in U.S. Dollars the limitation shall apply and include the Canadian Dollar Equivalent thereof and the equivalent thereof in all other currencies. Whenever any limitation herein is expressed in Canadian Dollars the limitation shall apply and include the U.S. Dollar Equivalent thereof and the equivalent thereof in all other currencies. Any amount denominated in another currency required herein to be expressed at any time in Canadian Dollars or U.S. Dollars shall be so expressed as the Canadian Dollar Equivalent or the U.S. Dollar Equivalent, as the case may be, at such time of such amount.

SECTION 1.10 TIME.

          Unless otherwise expressly stated, any reference herein to time shall be construed as a reference to local time in Toronto, Ontario, Canada, and time is and shall be construed to be of the essence.

SECTION 1.11 REFERENCES TO CONVERSION OF ADVANCES.

          References to "convert" and "conversion", and other similar terms, in the context of Advances or Types of Advances, shall, unless the context otherwise requires, mean and refer to an election to have the Outstanding Principal Obligations of the referenced Advance or Type of Advance bear interest or fees on a different basis or fixed rate henceforth and so on from time to time, and any reference to the conversion of an Advance or Type of Advance to another Advance or Type of Advance includes, without limitation, issue of Refunding Bankers' Acceptances to provide for the payment of maturing Bankers' Acceptances and the continuation of a LIBOR Loan upon the expiry of the then current LIBOR Period for a successive LIBOR Period.

                                                                             21.


                                    ARTICLE 2
                              THE CREDIT FACILITIES

SECTION 2.1 CREDIT FACILITY.

          Upon and subject to the terms and conditions of this Agreement, the Lender, acting through the Lender's Branch, agrees to extend to the Borrower a revolving credit facility available from time to time during the Drawdown Period by way of Advances in an aggregate principal amount such that the maximum aggregate amount of Outstanding Principal Obligations for all Advances made by the Lender under the Credit Facility (after giving effect to the making of any such Advances, all repayments of Outstanding Principal Obligations made concurrently with making any such Advances and any conversion of outstanding Advances from one Advance to another in accordance with Section 2.8) shall not exceed at any time an amount equal at such time to the Commitment, provided that the aggregate principal amount of all Advances by way of overdrafts shall not exceed at any time the maximum aggregate amount of Cdn. $10,000,000. The Borrower may borrow, prepay in whole or in part and reborrow Advances during the Drawdown Period, all in accordance with the terms and conditions hereof.

SECTION 2.2 DRAWDOWN AVAILABILITY.

          Subject to the terms and conditions of this Agreement:

     (a) the Drawdown Period shall terminate at 11:00 a.m. (Toronto, Ontario time) on the Term Date;

     (b) from and after such time on the Term Date, the Borrower shall cease to be entitled to obtain any further Advance under the Credit Facility, subject to conversion of any Term Obligations outstanding by way of Advances under the Credit Facility from one Advance to another in accordance with Section 2.4;

     (c) provided that no Event of Default has occurred and is continuing, the Outstanding Principal Obligations outstanding as of the Term Date shall be automatically converted as of such time on such Term Date into Term Obligations under the Credit Facility;

     (d) the Outstanding Principal Obligations so converted shall be subject to the terms and conditions applicable to Term Obligations under the Credit Facility pursuant to this Agreement; and

     (e) on such Term Date the Commitment in excess of the Outstanding Principal Obligations so converted to Term Obligations under the Credit Facility shall automatically be cancelled on a permanent basis.

SECTION 2.3 RENEWAL OF DRAWDOWN PERIOD.

(a) The Borrower may request prior to the occurrence of the Amortization Date that the Lender agree to a renewal of the Drawdown Period for an additional period of 364 days upon

                                                                             22.


the terms and conditions of this Section 2.3 by notice in writing (a "Renewal Request") to the Lender given not less than 60 days nor more than 75 days prior to the then current Term Date.

(b) Upon receipt of any Renewal Request from the Borrower, the Lender shall undertake a credit assessment of the Borrower consistent with the Lender's then current credit standards and practices and when the Lender decides, in its sole and total discretion, to renew or not to renew the Drawdown Period for an additional 364 day period, the Lender shall give the Borrower notice in writing of its decision not less than 30 days prior to the then current Term Date.

(c) If the Lender gives the Borrower a notice in writing (a "Renewal Acceptance") as provided above that the Lender has agreed in its sole and total discretion to renew the Drawdown Period for an additional 364 day period, then on and as of the date such Renewal Acceptance is given to the Borrower, the Term Date will automatically be extended to the date that occurs 364 days after the date such Renewal Acceptance is given to and deemed to have been received by the Borrower pursuant to the terms of this Agreement.

(d) If (i) the Lender fails to advise the Borrower of its decision as provided above, or (ii) the Lender shall give the Borrower notice in writing of its decision not to renew the Drawdown Period pursuant to such Renewal Request, the provisions of Section 2.2 shall continue to apply to the Credit Facility up until the then current Term Date and the Borrower may continue to obtain further Advances during the Drawdown Period ending on the then current Term Date upon and subject to the terms and conditions of this Agreement.

(e) The Borrower acknowledges that (i) the Lender has not made any representations to the Borrower regarding its intention to renew the Drawdown Period as set forth in this Section 2.3 and that the Lender shall not have any obligation to renew the Drawdown Period, and (ii) no extension of the Term Date or renewal of the Drawdown Period pursuant to this Section 2.3 shall extend the Term Date or renew the Drawdown Period beyond the Amortization Date.

SECTION 2.4 TERM OBLIGATIONS.

          During the Term Credit Period, and subject to the terms and conditions hereof, including without limitation the provisions of Section 2.8, Section 3.7 and Article 7, the Borrower shall be entitled to convert, in whole or in part, any Term Obligation outstanding by way of an Advance under the Credit Facility to any other Advance under the Credit Facility, provided that, in the case of a LIBOR Loan, the last day of the applicable LIBOR Period shall not occur, and, in the case of a BA Advance, the Bankers' Acceptances comprising such BA Advance shall not mature, beyond any date on which a scheduled repayment of Outstanding Principal Obligations in respect of the Credit Facility is required to be made pursuant to Article 4 if after giving effect to such Advance the Outstanding Principal Obligations in respect of LIBOR Loans and BA Advances which would mature after such date and all other Outstanding Principal Obligations under the Credit Facility would exceed the Commitment, after giving effect to such repayment. Subject to any such conversion, any payment made on account of Term Obligations shall constitute a permanent reduction in the Commitment and may not be reborrowed by the Borrower hereunder.

                                                                             23.


SECTION 2.5 ADVANCE REQUESTS.

          The Borrower if it wishes to obtain an Advance under the Credit Facility, or to convert an existing Advance under the Credit Facility to another Advance under the Credit Facility, shall deliver to the Lender an Advance Request in writing, substantially in the form of Schedule 1 hereto, in respect of such Advance not later than 11:00 a.m. (Toronto, Ontario time):

     (a) in the case of any Advance by way of LIBOR Loan or BA Advance, three Business Days prior to the proposed date of such Advance;

     (b) in the case of any aggregate Advance by way of Prime Rate Loan or U.S. Base Rate Loan of Cdn. $10,000,000 or more, three Business Days prior to the proposed date of such Advance; and

     (c) in the case of any other Advance, one Business Day prior to the proposed date of such Advance, except that in the case of any Prime Rate Loan or U.S. Base Rate Loan of $10,000,000 or less requested by a Borrower by way of overdraft in any of its accounts with the Lender, the Borrower shall use its best efforts to deliver to the Lender in a reasonably timely manner (which may be on the proposed date of such Advance) an Advance Request by telephone or telecopy notice (or such other method of notification as may be agreed upon between the Lender and the Borrower), provided that the Lender shall have no obligation to advance such Advance unless the Lender has received at least one hour prior to the time of the advance of such Advance an Advance Request in writing, substantially in the form of Schedule 1 hereto, in respect of such Advance, specifying the date of the Advance, which date shall be a Business Day in respect of such Advance, the Type of Advance, the aggregate amount thereof and (in the case of a BA Advance) the term or terms to maturity of the requested Bankers' Acceptances or (in the case of a LIBOR Loan) the requested LIBOR Period.

          Any such Advance Request, once delivered by the Borrower to the Lender, shall be binding, and (subject to the conditions precedent provided for herein conditioning the Borrower's right to obtain the requested, or any, Advance), the Borrower shall be obligated to take the requested Advance on the date specified in such Advance Request. The Lender may rely and act upon, and shall incur no liability under or in respect of this Agreement by in good faith relying or acting upon, any Advance Request under this Section 2.5 given by telephone or telecopier (or other method of notification as may be agreed upon between the Lender and the Borrower) believed by the Lender to be genuine (without any verification inquiries) and to be signed or sent or given on behalf of the Borrower or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder by reason of or as a result of such Advance Request.

SECTION 2.6 ADVANCES UNDER THE CREDIT FACILITY.

          The aggregate of all Loans to be made by the Lender in connection with any particular Advance under the Credit Facility, shall not be less than the lesser of (i) the aggregate

                                                                             24.


amount of the Commitment in respect of the Credit Facility not utilized by way of outstanding Advances, and (ii) an integral multiple of U.S. $10,000,000.

SECTION 2.7 CURRENCY.

          Subject to Sections 6.1, 10.4 and 10.5, Advances under the Credit Facility shall only be denominated, at the option of the Borrower, in Canadian Dollars or U.S. Dollars, and any Advance denominated in either such currency shall be repayable, and all interest and fees in respect thereof or in connection therewith shall accrue and be payable, by the Borrower in like currency.

SECTION 2.8 CONVERSION OF ADVANCE.

          Subject to the terms and conditions hereof, the Borrower shall be entitled from time to time to convert any outstanding Advance to any other Advance or Type of Advance under the Credit Facility by giving notice thereof to the Lender in accordance with Section 2.5, provided that:

     (a) such conversion does not result in the Outstanding Principal Obligations exceeding the then current Commitment of the Lender;

     (b) no such conversion of a BA Advance shall be made or purported to be made prior to the maturity date of any Bankers' Acceptance purchased or issued hereunder in respect of such BA Advance; and

     (c) no such conversion of a LIBOR Loan shall be made or purported to be made prior to the last day of the LIBOR Period applicable to such LIBOR Loan.

          Any Advance so converted shall cease to bear interest and fees as the former Advance, and shall begin to bear interest and fees as the new Advance, on and as of the date of such conversion. If the Borrower gives notice to the Lender that all or any portion of the principal amount of, or the BA Discount Proceeds in respect of, any new Advance to be advanced by the Lender to the Borrower is to be applied to repay Outstanding Principal Obligations in respect of any outstanding Advance, the Lender shall directly apply such amount to repay such Outstanding Principal Obligations owing to the Lender in satisfaction and discharge of the Lender's obligations hereunder to deposit such amount into the Borrower's Account.

SECTION 2.9 LIBOR MATURITY.

          Any LIBOR Loan in respect of which the Borrower shall not have given notice of the conversion of such outstanding LIBOR Loan to another Advance in accordance with Section 2.5 shall automatically be converted to a U.S. Base Rate Loan upon the expiry of the then current LIBOR Period. Should the Borrower not be entitled to a U.S. Base Rate Loan at all or in an amount sufficient to fully repay the principal of, and accrued and unpaid interest on, such outstanding LIBOR Loan, such principal and interest shall be due and payable on the expiry of the then current LIBOR Period and shall bear interest in accordance with
Section 3.2.

                                                                             25.


SECTION 2.10 CERTAIN PROVISIONS RELATING TO BANKERS' ACCEPTANCES.

(a) Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of at least 30 days and not more than 364 days excluding days of grace, shall mature on or before the Maturity Date and shall be in form and substance satisfactory to the Lender. No Bankers' Acceptance may be made or accepted on or after the Termination Date, nor may any Bankers' Acceptance be prepaid, whether pursuant to Section 4.2 or otherwise, or converted to another Type of Advance, prior to the maturity date of such Bankers' Acceptance.

(b) To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Borrower shall, upon execution of this Agreement and from time to time as required, provide to the Lender Drafts, in form satisfactory to the Lender, duly executed and endorsed in blank by the Borrower in quantities sufficient for the Lender to fulfill its obligations hereunder. In addition, the Borrower hereby appoints the Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by the Lender, blank forms of Bankers' Acceptances and the Borrower shall deliver to the Lender powers of attorney, in form satisfactory to the Lender, whereby the Borrower appoints the Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature blank forms of Bankers' Acceptances in accordance with the terms of such powers of attorney. The Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by the Lender shall bind the Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officer of the Borrower. The Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such Face Amounts as may be determined by the Lender provided that the aggregate amount thereof is equal to the aggregate Face Amount of Bankers' Acceptances required to be accepted by the Lender. The Lender shall not be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide duly executed and endorsed Drafts to the Lender on a timely basis nor shall the Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of the Lender, its officers, employees, agents or representatives. The Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Borrower in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder, and (v) cancelled at their respective maturities.

(c) Drafts of the Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed by a duly authorized officer of the Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Borrower may no longer be an authorized signatory for the Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Borrower.

(d) On the requested date of Advance, the Lender agrees to purchase from the Borrower, at the face amount thereof discounted by the BA Reference Rate, any Bankers' Acceptance accepted by it and provide to the Borrower, the amount of the BA Discount Proceeds

                                                                             26.


in respect thereof, which amount (for greater certainty) shall be net of the amount of the Acceptance Fee payable by the Borrower to the Lender under Section
3.4 in respect of such Bankers' Acceptance.

(e) The Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

(f) The Borrower waives presentment for payment and any other defense to payment of any amounts due to the Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by the Lender in its own right and the Borrower agrees not to claim any days of grace if the Lender as holder sues the Borrower on any such Bankers' Acceptance for payment of the amount payable by the Borrower thereunder.

(g) With respect to each Bankers' Acceptance, the Borrower, prior to the occurrence and continuation of a Default or an Event of Default, may give irrevocable written notice by means of an Advance Request (or such other method of notification as may be agreed upon between the Lender and the Borrower) to the Lender at or before 11:00 a.m. (Toronto, Ontario time) not less than two Business Days prior to the maturity date of such Bankers' Acceptance of the Borrower's intention to issue one or more Bankers' Acceptances on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Borrower and fundings by the Lender in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the Face Amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 11:00 a.m. (Toronto, Ontario time) on the maturity date of such Bankers Acceptance. If the Borrower fails to give such notice, then subject to satisfaction of the conditions in Section VII hereof, the Borrower shall be irrevocably deemed to have requested and to have been advanced a Prime Rate Loan in the Face Amount of such maturing Bankers' Acceptance on the maturity date of such Bankers' Acceptance from the Lender, which Prime Rate Loan shall thereafter bear interest as such in accordance with the provisions hereof until paid in full. Should the Borrower not be entitled to a Prime Rate Loan at all or in an amount sufficient to fully reimburse the Lender for the Face Amount of a matured Bankers' Acceptance, the Face Amount of such Bankers' Acceptance shall constitute Reimbursement Obligations of the Borrower to the Lender and shall bear interest in accordance with Section 3.6.

(h) If the Lender determines in good faith, which determination shall be final, conclusive and binding upon the Borrower, and notifies the Borrower that, by reason of circumstances affecting the money market, there is no competitive market for Bankers' Acceptances, then,

     (i) the right of the Borrower to request an Advance by way of Bankers' Acceptances shall be suspended until the Lender determines that the circumstances causing such suspension no longer exist and the Lender so notifies the Borrower; and

                                                                             27.


     (ii) any Advance Request which is outstanding shall be deemed to constitute a request for an Advance by way of a Prime Rate Loan.

(i) The Lender shall promptly notify the Borrower of the suspension of the Borrower's right to request an Advance by way of Bankers' Acceptances and of the termination of any such suspension.

(j) If an Event of Default shall have occurred and then be continuing (whether or not any declaration pursuant to Article 10 is made), the Borrower shall forthwith provide Cover to, and thereafter shall maintain Cover with, the Lender in respect of all outstanding Bankers' Acceptances.

(k) Bankers' Acceptances accepted or purchased by the Lender under this Agreement may, at the option of the Lender, be issued in the form of a "depository bill" and deposited with a "clearing house", as each such term is defined in the Depository Bills and Notes Act (Canada).

SECTION 2.11 REDUCTION OR TERMINATION OF COMMITMENT.

(a) The Borrower shall have the right, exercisable by it at any time and from time to time upon not less than three Business Days prior written notice to the Lender and without penalty, but subject to the terms of this Section 2.11, to terminate any portion of the Commitment in respect of the Credit Facility not being used by the Borrower, provided that any such partial termination shall be in an amount not less than the lesser of (i) U.S. $10,000,000 and integral multiples thereof, and (ii) the entire amount of the unused Commitment. Notwithstanding the foregoing, the Borrower shall not be entitled to thereby (i) reduce the Commitment of the Lender below the then Outstanding Principal Obligations under the Credit Facility, or (ii) to prepay any outstanding BA Advance or LIBOR Loan, unless the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid, provide Cover to and thereafter maintain Cover with, the Lender in respect of all outstanding Bankers' Acceptances related to such BA Advances and on demand pay to the Lender any additional amounts payable pursuant to Section 11.7. No such reduction or termination of the Commitment in respect of the Credit Facility pursuant to this Section may be reinstated without the prior written approval of the Lender. Concurrently with the giving of any such notice, the Borrower shall prepay the Standby Fee that will have accrued due on the amount of the terminated portion of the Commitment to the effective date of such termination.

(b) On the Termination Date in respect of the Credit Facility, all Commitments in respect of the Credit Facility shall be terminated in their entirety.

SECTION 2.12 USE OF PROCEEDS.

          The proceeds of the Advances shall be used by the Borrower only for Permitted Purposes, provided that as against the Borrower and any other Person, the Lender shall not have any responsibility as to the use of any such proceeds.

                                                                             28.


                                    ARTICLE 3
                                INTEREST AND FEES

SECTION 3.1 INTEREST ON PRIME RATE LOANS.

          The Borrower shall pay interest on the outstanding principal amount of each Prime Rate Loan outstanding under the Credit Facility from the date on which such Prime Rate Loan was made until such outstanding principal amount shall have been repaid in full, and both before and after maturity, default and judgment, at a floating rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin in respect of Prime Rate Loans in effect from time to time, calculated daily and compounded and payable (a) monthly in arrears on the last Business Day of each month of each year, and (b) on the date on which such Prime Rate Loan becomes due and payable or is converted to another Type of Advance as contemplated by Article 2, in each case based on the actual number of days elapsed and a year of 365 or 366 days, as the case may be.

SECTION 3.2 INTEREST ON U.S. BASE RATE LOANS.

          The Borrower shall pay interest on the outstanding principal amount of each U.S. Base Rate Loan outstanding under the Credit Facility from the date on which such U.S. Base Rate Loan was made until such outstanding principal amount shall have been repaid in full, and both before and after maturity, default and judgment, at a floating rate per annum equal to the sum of the U.S. Base Rate in effect from time to time plus the Applicable Margin in respect of U.S. Base Rate Loans in effect from time to time, calculated daily and compounded and payable
(a) monthly in arrears on the last Business Day of each month of each year, and
(b) on the date on which such U.S. Base Rate Loan becomes due and payable or is converted to another Type of Advance as contemplated by Article 2, in each case based on the actual number of days elapsed and a year of 365 or 366 days, as the case may be.

SECTION 3.3 INTEREST ON LIBOR LOANS.

          The Borrower shall pay interest on the outstanding principal amount of each LIBOR Loan outstanding under the Credit Facility from the date on which such LIBOR Loan was made until such outstanding principal amount shall have been repaid in full, and both before and after maturity, default and judgement, at a rate per annum equal at all times during each LIBOR Period for such LIBOR Loan to the sum of the LIBO Rate for such LIBOR Period plus the Applicable Margin in respect of LIBOR Loans in effect from time to time, in each case calculated daily and compounded and payable (a) in arrears on the last day of such LIBOR Period unless such LIBOR Period is greater than 90 days, in which case such interest shall be calculated daily and compounded and payable quarterly in arrears as well as on the last day of such LIBOR Period, and (b) on the date on which such LIBOR Loan otherwise becomes due and payable or is converted to another Type of Advance as contemplated by Article 2, in each case based on the actual number of days elapsed and a year of 360 days.

                                                                             29.


SECTION 3.4 ACCEPTANCE FEE.

          The Borrower shall pay the Lender a fee equal to the Applicable Margin in respect of BA Advances in effect from time to time of the Face Amount of each Bankers' Acceptance accepted or purchased by the Lender multiplied by a fraction the numerator of which is the term to maturity of such Bankers' Acceptance, expressed in days, and the denominator of which is 365 (or 366 during a year of 366 days), which fee shall be paid as a condition precedent to any obligation on the part of the Lender to accept or purchase such Bankers' Acceptance. If at the time of an increase in the Applicable Margin in respect of BA Advances there exists any outstanding BA Advance, then the Borrower shall pay to the Lenders an amount in respect of such BA Advance equal to the product obtained by multiplying (i) the product of (A) the difference between the Applicable Margin in respect of BA Advances in effect prior to such change in the Applicable Margin in respect of BA Advances and the Applicable Margin in respect of BA Advances in effect immediately after such change, and (B) the aggregate Face Amount of the Bankers' Acceptances in respect of such BA Advance, by (ii) the quotient obtained by dividing (A) the number of days to maturity remaining in respect of such BA Advance at such time, by (B) 365 days. Any payment in respect of an outstanding BA Advance as a result of a change in the Applicable Margin in respect of BA Advances shall be paid on the maturity date of the Bankers' Acceptances in respect of such BA Advance.

SECTION 3.5 STANDBY FEE.

          The Borrower shall pay the Lender a standby fee in respect of the Credit Facility at the rate of 0.20% per annum (based on a year of 365 or 366 days, as the case may be) on the Available Commitment, expressed in Canadian Dollars and calculated on a daily basis and compounded and payable quarterly in arrears on the last Business Day of January, April, July and October in each year and on the Termination Date.

SECTION 3.6 REIMBURSEMENT OBLIGATIONS.

          The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Article 7 hereof have been satisfied, be paid with the proceeds of Prime Rate Loans or, as provided in Section 2.10(g), by the purchase of Refunding Bankers' Acceptances. Pending any such repayment in full, the Borrower shall pay to the Lender interest on any Reimbursement Obligation at the Past Due Rate, from and including the date on which such Reimbursement Obligations arose to the date of payment in full, calculated daily and compounded monthly in arrears based on the number of days elapsed and a year of 365 or 366 days, as the case may be, and payable on demand, both before and after judgement in respect thereof.

SECTION 3.7 FIXED RATE OPTION

          Subject to the availability of fixed rate funds, the Borrower may, at its option, provided that such option may be exercised only once by notice in writing to the Lender given not more than 30 days prior to the Term Date or during the Term Credit Period, request the Lender to fix the rate at which all, but not less than all, of the Term Obligations shall bear interest during the then remaining Term Credit Period, which fixed rate shall be equal to (i) the

                                                                             30.


annual rate of interest equal to the Canadian Dollar interest swap rate quoted by the Lender for the then remaining Term Credit Period as of the later of (A) the Term Date, and (B) any date within 30 days after the date such notice is given to the Lender specified by the Borrower in such notice, plus (ii) 1.375% per annum. Interest payable at such fixed rate shall be compounded and payable
(a) monthly in arrears on the last Business Day of each month of each year, and
(b) on the date on which such Term Obligations become due and payable, in each case based on the actual number of days elapsed and a year of 365 or 366 days, as the case may be. Any interest payable at such fixed rate not paid on the date it is due and payable pursuant to this Section 3.7 shall bear interest from such date at the Past Due Rate. Upon the exercise by the Borrower of its option pursuant to this Section 3.7 all then outstanding Term Obligations shall be deemed to be thereupon converted into a Prime Rate Loan made by the Lender to the Borrower hereunder but bearing interest at the fixed rate established pursuant to this Section 3.7 and the rights or entitlements of the Borrower to convert, in whole or in part, any Term Obligation to any other Advance or Type of Advance under the Credit Facility shall be permanently terminated.

SECTION 3.8 YEARLY RATE STATEMENTS.

          For the purpose of complying with the Interest Act (Canada), it is expressly stated that:

     (a) where interest is calculated pursuant hereto at a rate based on a 365 day period, the yearly rate or percentage of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the year (365 or 366, as the case may be) divided by 365;

     (b) where interest is calculated pursuant hereto at a rate based on a 360 day period, the yearly rate or percentage of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the year (365 or 366, as the case may be) divided by 360; and

     (c) the rates of interest specified in this Agreement are nominal rates and not effective rates or yields and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest, that they are capable of making the calculations necessary to compare such rates and that the principle of deemed reinvestment of interest shall not apply to any calculations of interest hereunder.

                                    ARTICLE 4
                            REPAYMENT OF OBLIGATIONS

SECTION 4.1 REPAYMENT ON MATURITY.

          The Obligations shall become due and payable, and shall be paid in full, on the Termination Date.

                                                                             31.


SECTION 4.2 VOLUNTARY REPAYMENT

          Subject to the terms and conditions hereof, the Borrower may, without bonus or penalty, upon prior written notice to the Lender specifying the proposed date and aggregate principal amount of the prepayment and the Advance or Advances on account of which such prepayment is to be applied, prepay the specified principal amount on account of the then Outstanding Principal Obligations under the Credit Facility, together with all accrued interest to the date of such prepayment on the specified principal amount so prepaid and any other amounts payable to the Lender by the Borrower hereunder in respect thereof including, without limitation, pursuant to Section 11.7. Such notice shall be given at or before 11:00 a.m. (Toronto, Ontario time) not less than three Business Days prior to the proposed date of prepayment and, once given, any such notice shall be irrevocable and binding upon the Borrower. Notwithstanding the foregoing, the Borrower shall not be entitled to prepay any outstanding BA Advance or LIBOR Loan, unless the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid, provide Cover to and thereafter maintain Cover with, the Lender in respect of all outstanding Bankers' Acceptances related to such BA Advances and on demand pay to the Lender any additional amounts payable pursuant to Section 11.7, nor shall the Borrower be entitled to give any such notice or to make any such prepayment unless each partial prepayment is in an aggregate principal amount of not less than U.S. $10,000,000.

SECTION 4.3 MANDATORY REPAYMENT OF CREDIT FACILITY.

          Subject to the terms and conditions hereof, the Outstanding Principal Obligations under the Credit Facility shall be repaid forthwith, upon demand by or on behalf of the Lender, to the extent that the Outstanding Principal Obligations under the Credit Facility exceed the then current Commitment in respect of the Credit Facility, whether as a result of oversight or otherwise, together with all accrued interest to the date of such repayment on the principal amount so repaid and any other amounts payable to the Lender by the Borrower hereunder in respect thereof including, without limitation, pursuant to
Section 11.7, provided that any such repayment of the Outstanding Principal Obligations in respect of any BA Advance shall be discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such repayment.

SECTION 4.4 SCHEDULED REPAYMENT OF OBLIGATIONS.

          Subject to the Lender's rights of acceleration pursuant to Article 10 and without limiting Section 4.1:

(a) if the Amortization Date does not occur, the Outstanding Principal Obligations shall be repaid by the Borrower in full on the Maturity Date; or

(b) if the Amortization Date occurs, the Borrower shall repay Outstanding Principal Obligations in:

     (i) two equal semi-annual payments on the first and second semi-annual anniversaries of the Amortization Date, in an aggregate amount equal to 15% of the aggregate Outstanding Principal Obligations as of the Amortization Date; plus

                                                                             32.


     (ii) two equal semi-annual payments on the third and fourth semi-annual anniversaries of the Amortization Date, in an aggregate amount equal to an additional 25% of the aggregate Outstanding Principal Obligations as of the Amortization Date, plus

     (iii) in two equal semi-annual payments on the fifth and sixth semi-annual anniversaries of the Amortization Date, in an aggregate amount equal to the aggregate Outstanding Principal Obligations remaining unpaid immediately prior to such fifth semi-annual anniversary, provided that, notwithstanding the foregoing, if the Amortization Date occurs after the Term Date and the Maturity Date therefore occurs prior to one or more of the semi-annual payment dates referred to above, the Outstanding Principal Obligations remaining unpaid on the Maturity Date shall be due and payable, and shall be repaid by the Borrower, in full on the Maturity Date.

                                   ARTICLE 5
                             PAYMENTS AND ACCOUNTS

SECTION 5.1 MAINTENANCE OF ACCOUNTS.

          The Borrower shall open in its name and maintain the Borrower's Accounts with the Lender at the Lender's Branch.

SECTION 5.2 PAYMENTS BY BORROWER.

          Any payment by the Borrower on account of any amount due and payable by it hereunder, whether on account of principal, interest, fees, costs and expenses or otherwise, shall be made by the Borrower in the currency in which such payment is due in immediately available funds to the Lender at the Lender's Branch. No payment by the Borrower shall be effective until such time as it is so paid to the Lender at the Lender's Branch. The Borrower shall make all payments hereunder regardless of any counterclaim, compensation or set-off rights of the Borrower.

SECTION 5.3 DUE DATE OF PAYMENTS.

          Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, payable on such date, provided that if any such extension would cause repayment of the principal of or interest on a LIBOR Loan to be made in the next following calendar month, such payment shall be made on the last preceding Business Day with interest payments adjusted accordingly.

SECTION 5.4 TIME OF PAYMENTS.

          All payments to be made by the Borrower to the Lender shall be paid in immediately available funds no later than 11:00 a.m. (Toronto, Ontario time) on the date of

                                                                             33.


payment in order to obtain same day credit. Any such payment so paid after such time on such date shall be deemed to have been paid on the next following Business Day.

SECTION 5.5 FORM AND AMOUNT OF PAYMENTS.

          All amounts due hereunder, whether for principal, interest, or otherwise, in respect of any Advance denominated in Canadian Dollars shall be paid in full by the Borrower in Canadian Dollars, and all amounts due hereunder, whether for principal, interest fees or otherwise, in respect of any Advance denominated in U.S. Dollars shall be paid in full in U.S. Dollars, and all amounts due hereunder in respect of costs and expenses shall be paid in full by the Borrower in the currency in which such costs or expenses were originally incurred, in any case without set-off, withholding or deduction of any kind or nature whatsoever unless required by law, and then subject to Section 11.8.

SECTION 5.6 CHARGING BORROWER'S ACCOUNTS.

          In respect of all Obligations the Borrower hereby irrevocably authorizes and instructs the Lender to withdraw from or debit, from time to time when such Obligations are due and payable, any account of the Borrower with the Lender for the purpose of satisfying payment thereof. Without limiting the generality of the foregoing, the Borrower hereby authorizes the Lender, if and to the extent that any payment owed to the Lender by the Borrower in respect of such Obligations is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with the Lender, including without limitation the Borrower's Accounts, the full amount of the payment so due.

                                   ARTICLE 6
                               CURRENCY AND COSTS

SECTION 6.1 MARKET DISRUPTION AND ILLEGALITY.

          If the Lender determines in good faith and acting reasonably, which determination shall be final, conclusive and binding upon the Borrower, and notifies the Borrower that (a) by reason of circumstances affecting financial markets inside or outside Canada or the United States, as the case may be, deposits of U.S. Dollars are unavailable to Canadian banks generally; (b) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of LIBO Rate or U.S. Base Rate, as the case may be; (c) the making or continuation of any U.S. Base Rate Loans or LIBOR Loans, as the case may be, has been made impracticable by the occurrence of an event (other than a mere increase in rates payable by the Lender to fund the Loans) which materially and adversely affects the funding of the Credit Facility at any interest rate computed on the basis of the LIBO Rate or the U.S. Base Rate, as the case may be; or (d) any change to the present, or the introduction of any future, Legal Requirement or any guideline, directive, policy, request or requirement with which it is customary for the Lender to comply (whether or not having the force of law) of any Governmental Authority, or in the interpretation or application thereof by any Governmental Authority, has made it unlawful for the Lender to make, fund, or maintain or to give effect to its obligations in respect of any Type of Advance as contemplated hereby, then the Lender shall notify the Borrower in writing thereof and:

                                                                             34.


     (a) the right of the Borrower to select any affected Type of Advance shall be suspended until the Lender determines in good faith that the circumstances causing such suspension no longer exist and the Lender so notifies the Borrower;

     (b) if any affected Type of Advance is not yet outstanding, any outstanding request for such Type of Advance shall be cancelled and the Type of Advance requested therein shall not be made; and

     (c) if any Advance is already outstanding at any time when the right of the Borrower to select that Type of Advance is suspended, in addition to its rights under Section 4.2, the Borrower shall, by written notice to the Lender given within three Business Days of the date of the notification, elect to (i) prepay within (A) seven Business Days of the date of such written notice to the Lender such Advance (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such prepayment), but should it do so the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid and on demand all such amounts as are required to compensate the Lender for (A) any Compensating Amount payable pursuant to Section 6.2, and (B) any additional amounts payable pursuant to Section 11.7, or (ii) convert, immediately, or in the case of a LIBOR Loan, effective the last day of the then current LIBOR Period applicable thereto (or on such earlier date as may be required to comply with any applicable Legal Requirement), or in the case of a BA Advance, on the maturity date of the outstanding Bankers' Acceptances in respect of such BA Advance (or on such earlier date as may be required to comply with any applicable Legal Requirement), such outstanding Advance to another Type of Advance which the Borrower is then entitled to select, failing which such outstanding Advance shall be converted, at the sole discretion of the Lender, to another Type of Advance which the Borrower is then entitled to select as of the date specified above for conversion of such outstanding Advance by the Borrower or, if the Borrower is not then entitled to select any other Type of Advance, the Borrower shall immediately prepay such Advance as above provided.

          If the provisions of this Section 6.1 apply or prepayment is made of any Advance, the Lender and the Borrower shall negotiate in good faith with a view to providing alternative funding arrangements for the Borrower in a similar amount (or the equivalent thereof in another currency) and on similar terms to the amount affected or prepaid to the extent reasonably practicable, provided that such alternative funding arrangements shall not be, in the reasonable judgment of the Lender, materially disadvantageous to the Lender.

SECTION 6.2 ADDITIONAL PAYMENTS.

          If subsequent to the date hereof (a) any change in applicable Legal Requirements or any change in the interpretation or application thereof by any Governmental Authority; or (b) compliance by the Lender with any guideline, direction, request or requirement with which it

                                                                             35.


is customary for the Lender to comply (whether or not having the force of law) of any Governmental Authority shall have the effect of:

     (a) increasing the cost to the Lender (which it would not otherwise have incurred) of continuing to provide or maintain the Credit Facility (including, without limitation, the costs of maintaining any reserve or special deposit or similar requirements with respect to this Agreement, or with respect to its obligations hereunder or thereunder), other than an increased cost resulting from a generally applicable higher rate of tax imposed on the overall net income or capital of the Lender;

     (b) imposing on the Lender or expecting there to be maintained by the Lender any additional reserve, special deposit or similar requirement or any additional capital adequacy or additional capital requirement (including, without limiting the generality of the foregoing, under any Capital Adequacy Guideline or any other requirement which affects the Lender's allocation of capital resources to its obligations) in respect of the Lender's obligations hereunder;

     (c) reducing any amount paid or payable to the Lender under this Agreement in any amount which is material;

     (d) causing the Lender to make any payment or to forego any return, on a basis calculated by reference to any amount received or receivable by the Lender under this Agreement; or

     (e) directly or indirectly reducing the effective return to the Lender under this Agreement or on the Lender's overall capital as a result of entering into this Agreement or as a result of any of the transactions or obligations contemplated by this Agreement (other than a reduction resulting from a generally applicable higher rate of tax imposed on the net income or capital of the Lender) received or receivable by the Lender under this Agreement;

the Borrower shall, subject to the terms and conditions hereof, pay such amount (the "Compensating Amount") as may be necessary to compensate the Lender for and will indemnify the Lender against any such additional cost, reduction, payment or foregone return. The payment by the Borrower of such Compensating Amount is not, and shall not be deemed to be or construed as, a repayment on account of any Outstanding Principal Obligations.

          The Lender shall, forthwith after the Lender becoming aware of the occurrence of an event entitling the Lender to the payment of a Compensating Amount and the Lender determining to claim such Compensating Amount (which determination the Lender shall make without undue delay), give notice to the Borrower of the Compensating Amount claimed with details of the events giving rise thereto and shall at that time or within twenty (20) days thereafter provide to the Borrower a certificate setting out in reasonable detail a compilation of the Compensating Amount claimed (and where appropriate the Lender's reasonable allocation to its Advances hereunder of Compensating Amounts with respect to the aggregate of such similar credits granted by the Lender affected by such event) or, if the Lender is then unable to

                                                                             36.


determine the Compensating Amount or the method of compilation thereof an estimate of such Compensating Amount and/or the method or the basis on which the Lender estimates the calculation will be made which estimate will be confirmed or adjusted by the aforesaid certificate. The certificate of the Lender with respect to the Compensating Amount shall be conclusive evidence of the amount thereof, absent manifest error.

          The Borrower shall within thirty (30) days of receipt of such notice from the Lender pay to the Lender the Compensating Amount (or the estimated Compensating Amount) claimed but, if the Compensating Amount claimed and paid is greater or lesser than the Compensating Amount as finally determined, the Lender or the Borrower, as the case may be, shall pay to the other the amount required to adjust the payment to the Compensating Amount required to be paid. The obligation to pay such a Compensating Amount for subsequent periods will continue, subject as herein provided, until the earlier of the payment in full of the Obligations owed to the Lender and the lapse or cessation of the event giving rise to the Compensating Amount.

SECTION 6.3 PREPAYMENT AND CONVERSION.

          In addition to the Borrower's rights under Section 4.2, if any notification of a Compensating Amount is given under Section 6.2 in respect of any Advance, then the Borrower may, by written notice to the Lender given within thirty Business Days next following the date of the notification, elect to prepay such Advances (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such prepayment) or to convert all such Advances to any other Type of Advance, but should it do so the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid and on demand all such amounts as are required to compensate the Lender for (a) any Compensating Amount payable pursuant to Section 6.2, and (b) any additional amounts payable pursuant to Section 11.7.

SECTION 6.4 MITIGATION.

          If the provisions of Section 6.1 become applicable or any Compensating Amount becomes payable pursuant to Section 6.2, the Lender shall use its reasonable efforts (subject to any legal and regulatory restrictions) to avoid the necessity of invoking the provisions of Section 6.1 or to avoid the need for paying, or to reduce, such additional Compensating Amount, including changing the jurisdiction of its applicable lending office; provided that the taking of any such action would not, in the reasonable judgment of the Lender, be materially disadvantageous to the Lender.

SECTION 6.5 MANDATORY PREPAYMENT.

          In the event that the provisions of Section 6.1 become applicable or any Compensating Amount becomes payable to the Lender pursuant to Section 6.2, the Borrower may, at its own expense and in its sole discretion terminate the Commitment of the Lender and prepay all Outstanding Principal Obligations to the Lender (in the case of Outstanding Principal

                                                                             37.


Obligations in respect of any BA Advance, discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such prepayment); provided that (a) the Borrower shall have paid to the Lender (i) the Outstanding Principal Obligations in respect of (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted as above provided) and interest accrued to the date of such payment on the Advances made by the Lender hereunder, (ii) any Compensating Amount payable pursuant to Section 6.2, (iii) any additional amounts payable pursuant to Section 11.7, (iv) Standby Fees accrued to the date of suspension of all Types of Advances pursuant to Section 6.1 or the date of such payment, whichever is earlier, and (v) all other amounts (excluding Standby Fees) owed to the Lender hereunder, and (b) such termination of the Commitment of the Lender and prepayment of Advances is not prohibited by any Legal Requirement.

                                   ARTICLE 7
                        CONDITIONS PRECEDENT TO LENDING

SECTION 7.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE.

          The obligation of the Lender to make its initial Advance under the Credit Facility is subject to the fulfillment to the Lender's satisfaction, prior to or at the Closing, of the following conditions precedent, provided that such condition precedent, being for the sole benefit of the Lender, may be unilaterally waived by it in whole or in part at any time on or before the date of the initial Advance:

     (a) the Company Guarantee shall have been duly executed and delivered by the Company;

     (b) each of the Company Credit Facility and the Company Bridge Facility shall have been terminated, all obligations of the Company under or in respect of each of the Company Credit Facility and the Company Bridge Facility shall have been paid and satisfied in full and the Lender shall have been released by the Company from any liability thereunder pursuant to a full and final release in form and substance reasonably satisfactory to the Lender and its counsel;

     (c) the 2006 Note Purchase Agreement, providing for the issue and sale by the Borrower of $75,000,000 aggregate principal amount of the 2006 Notes shall have been duly executed and delivered by the Borrower and the Purchasers listed in Schedule A to the 2006 Note Purchase Agreement, which 2006 Note Purchase Agreement, among other things, allows for the Credit Facility, provides for covenants and agreements substantially the same as those contained herein and in the Company Guarantee and is in form and substance reasonably satisfactory to the Lender, and the 2006 Note Purchase Agreement shall be in full force and effect. The Lender shall have received a copy of the 2006 Note Purchase Agreement and all instruments, documents and agreements delivered at the closing thereof;

                                                                             38.


     (d) The Company, the Borrower and the holders of the 2003 Notes shall have duly executed and delivered the Amended and Restated 2003 Note Purchase Agreement, which among other things, provides for the Borrower to assume the obligations of the Company under the 2003 Notes, allows for the Credit Facility and the issue and sale of the 2006 Notes pursuant to the 2006 Note Purchase Agreement and provides for covenants and agreements substantially the same as those contained herein and in the Company Guarantee, in form and substance reasonably satisfactory to the Lender, and such amendment shall be in full force and effect. The Lender shall have received a copy of such Amended and Restated 2003 Note Purchase Agreement and all instruments, documents and agreements delivered at the closing thereof;

     (e) the representations and warranties of the Borrower in this Agreement and the representations and warranties of the Company in the Company Guarantee shall be correct when made and at the time of the Closing;

     (f) the Borrower and the Company shall have performed and complied with all agreements and conditions contained in this Agreement and the Company Guarantee required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the 2006 Notes (and the application of the proceeds thereof as contemplated by Section 5.7 of the 2006 Note Purchase Agreement), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since March 31, 2004 that would have been prohibited by
          Section 9.2 hereof had such Section applied since such date;

     (g) each of the Borrower and the Company shall have delivered to the Lender a certificate of a Senior Officer of the Borrower, dated the date of the Closing, certifying that the conditions specified in Sections 7.1(e), 7.1(f) and 7.1(n) have been fulfilled;

     (h) the General Partner shall have delivered to the Lender a certificate certifying as to the resolutions attached thereto and other partnership proceedings taken by the Borrower or corporate proceedings taken by the General Partner relating to the authorization, execution and delivery of this Agreement and the Company shall have delivered to the Lender a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Company Guarantee;

     (i) the Lender having received opinions in form and substance satisfactory to the Lender, dated the Closing Date, (i) from Katten Muchin Rosenman LLP, counsel for the Company, the General Partner and the Borrower, covering the matters set forth in Schedule 7.1(i) and covering such other matters incident to the transactions contemplated hereby as the Lender or its counsel may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lender), (ii) from W. Kirk James, Vice President and Secretary to the Company covering the matters set forth in Schedule 7.1(i) and covering such

                                                                             39.


          other matters incident to the transactions contemplated hereby as the Lender or its counsel may reasonably request, and (iii) from Blake, Cassels & Graydon LLP, Canadian counsel for the Company, covering the matters set forth in Schedule 7.1(i) and covering such other matters incident to the transactions contemplated hereby as the Lender or its counsel may reasonably request;

     (j) on the date of the Closing, the Credit Facility and any Advance thereunder shall (i) be permitted by the laws and regulations of each jurisdiction to which the Lender is subject, without recourse to provisions permitting limited investments without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) (iii) not subject the Lender to any tax, penalty or liability under or pursuant to any applicable law or regulation, and (iv) not cause the Company or any Subsidiary to be in violation of any covenants or other restrictions or provisions in any agreements, instruments or other documents to which the Company or such Subsidiary is subject. If requested by the Lender, the Lender shall have received a certificate of a Senior Officer of the Borrower certifying as to such matters of fact as the Borrower may reasonably specify to enable the Borrower to determine whether the Credit Facility and any Advance thereunder is so permitted, including, without limitation, calculations demonstrating compliance with the covenants set forth in the 2006 Note Purchase Agreement, the Amended and Restated 2003 Note Purchase Agreement and the Subordinated Debentures after giving effect to the Credit Facility and any Advance thereunder;

     (k) the Borrower shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to the Note Purchase Agreement;

     (l) each holder of a Subordinated Debenture shall have duly executed and delivered to the Lender a confirmation, acknowledged by the Company, which confirms that the Obligations and the Company Guarantee constitute Permitted Senior Indebtedness under such Subordinated Debenture, and each such confirmation shall be in full force and effect;

     (m) without limiting the provisions of Section 11.6, the Borrower shall have paid on or before the Closing any fees due and payable to the Lender with respect to the Credit Facility on or before the Closing and the reasonable fees, charges and disbursements of the Lender's counsel to the extent reflected in a statement of such counsel rendered to the Borrower at least three Business Days prior to the Closing;

     (n) the Company and its Subsidiaries shall have completed the Reorganization;

     (o) except as specified in Schedule 7.1(n), neither the Company nor the Borrower shall have changed its jurisdiction of incorporation or organization or been a party to any merger or consolidation and shall not have succeeded to all or any

                                                                             40.


          substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.1(e) of the Company Guarantee; and

     (p) all corporate, partnership and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Lender and its counsel, and the Lender and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Lender or its counsel may reasonably request.

SECTION 7.2 CONDITIONS PRECEDENT TO EACH ADVANCE.

          The obligation of the Lender to make any Advance (including the initial Advance) under the Credit Facility is subject to the fulfilment of each of the following conditions precedent to the reasonable satisfaction of the Lender (provided that each such condition precedent, being for the sole benefit of the Lender, may be unilaterally waived by it in whole or in part at any time either generally or with respect to any particular Advance):

     (a) the Lender shall have received from the Borrower a duly completed Advance Request in accordance with the provisions of this Agreement in that regard;

     (b) the representations and warranties set forth herein and in any other Loan Document shall be true and correct in all material respects, both on the date of such Advance Request and on the requested date of Advance;

     (c) the Borrower shall have observed and performed in all material respects all covenants set forth herein and in any other Loan Document;

     (d) no Default or Event of Default shall have occurred and be continuing or will result from giving effect to such Advance Request;

     (e) the making of the requested Advance shall not be prohibited by any Legal Requirement.

          The submission by the Borrower of an Advance Request shall be deemed to constitute a representation and warranty by the Borrower that the conditions precedent to the making of the Advance requested thereby set forth in this
Article 7 have been satisfied in full.

                                   ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

SECTION 8.1 REPRESENTATIONS AND WARRANTIES BY THE BORROWER.

          The Borrower represents and warrants to the Lender, acknowledging that the Lender is relying thereon without independent inquiry in entering into this Agreement and making Advances from time to time hereunder, that:

                                                                             41.


(a) ORGANIZATION, POWER AND AUTHORITY. The Borrower is a limited partnership duly organized and validly existing the laws of Delaware, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The General Partner is the sole general partner of the Borrower. The General Partner is a corporation duly organized and validly existing under the laws of the Province of Ontario and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Borrower has the limited partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof. The General Partner has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact on the business it transacts and proposes to transact and to execute and deliver this Agreement on behalf of the Borrower.

(b) AUTHORIZATION, ETC. This Agreement has been duly authorized by all necessary limited partnership action on the part of the Borrower, and this Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement by the General Partner on behalf of the Borrower have been duly authorized by all necessary corporate action on the part of the General Partner.

(c) COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Borrower of this Agreement , and the execution and delivery of this Agreement by the General Partner on behalf of the Borrower, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, the partnership agreement of the Borrower, the corporate charter of the General Partner, partnership agreement, operating agreement, corporate charter or by-laws of the Company or any Subsidiary or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

(d) GOVERNMENTAL AUTHORIZATION, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Borrower of this Agreement or the execution or delivery of this Agreement by the General Partner on behalf of the Borrower, other than those

                                                                             42.


consents, approvals or authorizations obtained and those registrations, filings or declarations made on or before the Closing Date.

(e) COMPLIANCE WITH ERISA. The execution and delivery of this Agreement and the incurrence of the Obligations hereunder will not involve any transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code for which an exemption is not available;

(f) USE OF PROCEEDS, MARGIN REGULATIONS. The Borrower will apply the proceeds of any Advances hereunder for general partnership purposes. No part of the proceeds from any Advances hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U. Margin stock does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries and the Borrower does not have any present intention that margin stock will constitute more than 25% of the value of such assets.

(g) FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the incurrence of Obligations by the Borrower hereunder nor its use of the proceeds any Advances hereunder will violate the Anti-Terrorism Order, the Patriot Act or the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(h) STATUS UNDER CERTAIN STATUTES. Neither the General Partner nor the Borrower is required to be registered under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

(i) OBLIGATIONS RANK PARI PASSU. The Obligations rank at least pari passu in right of payment with all other Senior Debt (actual or contingent) of the Borrower.

SECTION 8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          The representations and warranties herein set forth or contained in any certificates or documents delivered to the Lender pursuant hereto shall survive the execution and delivery hereof and any Advance hereunder and any investigation at any time made by or on behalf of the Lender. The representations and warranties shall be deemed to be continuing and repeated by the Borrower upon each Drawdown Date, and all references to the Closing Date contained in such representations and warranties shall be deemed to refer to such Drawdown Date.

                                                                             43.


                                   ARTICLE 9
                           COVENANTS OF THE BORROWER

SECTION 9.1 AFFIRMATIVE COVENANTS.

          The Borrower covenants that, so long as any Obligations remain outstanding and unpaid or any Commitment of the Lender shall continue to exist:

(a) COMPLIANCE WITH COMPANY GUARANTEE AFFIRMATIVE COVENANTS. The Borrower will, and will cause each of its Subsidiaries to, comply with each provision of
Section 3.1 of the Company Guarantee, mutatis mutandis.

(b) OBLIGATIONS TO RANK PARI PASSU. The Obligations shall rank at least pari passu with all other present and future unsecured Senior Debt (actual or contingent) of the Borrower which is not expressed to be subordinate or junior in rank to any other unsecured Senior Debt of the Borrower.

(c) PAYMENT OF OBLIGATIONS TO LENDER. The Borrower will duly and punctually pay to the Lender all amounts payable by the Borrower hereunder as and when the same become due.

(d) CONFLICT WITH OTHER INSTRUMENTS. The Borrower will ensure that at all times and from time to time the execution and delivery by it of each of the Loan Documents to which it is a party, the performance by it of its obligations thereunder and the compliance by it with the terms, conditions and provisions thereof will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Borrower or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Borrower or any Subsidiary is bound or by which the Borrower or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Borrower or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Borrower or any Subsidiary.

(e) ENFORCEABILITY. The Borrower will ensure that at all times and from time to time the execution and delivery of each of the Loan Documents by it and the performance by it of its obligations thereunder will be, upon the execution and delivery thereof, duly authorized by all necessary corporate action; that all consents, approvals, orders, authorizations, licenses, exemptions or designations of or by any Governmental Authority or other Person required in connection with the execution, delivery and performance by it of any such documents have been obtained; and that all registrations, qualifications, designations, declarations or filings with any Governmental Authority necessary to enable or empower it to enter into and to perform its obligations under any such documents have been obtained and continue in full force and effect as required for such purpose; and that any and all Loan Documents to which it is a party have been duly executed and delivered by it and that each will constitute its legal, valid and binding obligation enforceable in accordance with its terms, subject only to bankruptcy, insolvency, arrangement and other laws affecting the enforcement of creditors' rights generally (other than

                                                                             44.


those pertaining to settlements, fraudulent conveyances, assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies.

(F) CURE DEFECTS. The Borrower will promptly cure or cause to be cured, or cause its Subsidiaries to cure or cause to be cured, any defects in the execution, delivery, validity or enforceability of any of the Loan Documents or any of the other agreements, instruments or documents contemplated thereby or executed pursuant hereto or thereto and at its expense, execute and deliver or cause to be executed and delivered all such agreements, instruments and other documents and make all necessary filings and recordings as the Lender may consider reasonably necessary or desirable for the foregoing purposes;

(G) DISTRIBUTIONS. Subject to compliance with applicable Legal Requirements, the Borrower will cause such of its Subsidiaries to declare and pay to the Borrower or to such Subsidiary's holding body corporate such dividends and other distributions as may be required to provide sufficient funds to the Borrower to duly and punctually pay to the Lender all amounts payable by the Borrower hereunder as and when the same become due.

(H) FINANCIAL AND BUSINESS INFORMATION. The Borrower shall deliver to the
Lender:

     (i) promptly, and in any event within five Business Days after a Responsible Officer of the Borrower becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 10.1(g), a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

     (ii) promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Borrower from any Federal, state or provincial Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

     (iii) with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or relating to the ability of the Borrower to perform its obligations hereunder as from time to time may be reasonably requested by the Lender.

(I) OFFICER'S CERTIFICATE. The Borrower shall cause each set of financial statements delivered to the Lender pursuant to Section 3.1(a)(i) or Section 3.1(a)(ii) of the Company Guarantee to be accompanied by a certificate of a Senior Financial Officer of the Company setting forth:

     (i) the information (including detailed calculations) required in order to establish whether the Borrower was in compliance with the requirements of Section 9.2(a) through Section 9.2(n) hereof, inclusive, whether the Amortization Date shall have occurred and that no Event of Default described in Section 10.1(d) hereof was in existence, during the quarterly or annual period covered by the statements

                                                                             45.


          then being furnished (including with respect to each such Section or determination, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section or determination and the calculation of the amount, ratio or percentage then in existence); and

     (ii) a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

(j) INSPECTION. The Borrower shall permit, and shall cause the Company and its Subsidiaries to permit, the representatives of the Lender:

     (i) if no Default or Event of Default then exists, at the expense of the Lender and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers and (with the consent of the Company, which consent the Borrower will not permit to be unreasonably withheld) its independent chartered accountants, and (with the consent of the Company, which consent the Borrower will not permit to be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times during business hours and as often as may be reasonably requested in writing; and

     (ii) if a Default or Event of Default then exists, at the expense of the Borrower to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent chartered accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries), all at such times and as often as may be requested.

(k) FURTHER ASSURANCES. The Borrower will at its cost and expense, upon request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender all such further agreements, instruments, documents and other assurances and do and cause to be done all such further acts and things as may be necessary or desirable in the reasonable opinion

                                                                             46.


of the Lender to carry out more effectually the provisions and purposes of this Agreement or any of the other Loan Documents.

(l) FOREIGN QUALIFICATION. Within 10 Business Days of Closing, the Borrower shall have become qualified to do business in the State of its principal office as a foreign limited partnership and shall have delivered to the Lender a certificate of good standing from the Secretary of State of such State evidencing such foreign qualification.

SECTION 9.2 NEGATIVE COVENANTS.

          From and after the Closing Date and so long as any Obligations remain outstanding and unpaid or any Commitment of the Lender shall continue to exist:

(a) LIMITATION ON SUBSIDIARY DEBT. The Borrower will not, at any time, permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to any Debt other than:

     (i) Debt of a Subsidiary outstanding on the date of this Agreement so long as the aggregate principal amount of all Debt outstanding under this clause (i), together with the outstanding principal of all Debt secured by Liens permitted under Section 9.2(c)(vi), does not exceed U.S.$ 15,000,000 at any time, and any extension, renewal or refunding of any Debt permitted under this clause (i), provided that (A) the principal amount thereof is not increased in connection with such extension, renewal or refunding and (B) no Default or Event of Default shall exist at the time of such extension, renewal or refunding;

     (ii) Debt of a Subsidiary owed to the Borrower or a Wholly-Owned
          Subsidiary;

     (iii) Debt of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary (such time referred to hereinafter as the "Acquisition Date"), provided that (A) such Debt shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (B) immediately after such Subsidiary becomes a Subsidiary no Default or Event of Default shall exist, and any extension, renewal or refunding of such Debt, provided, that (x) the principal amount thereof is not increased in connection with such extension, renewal or refunding (y) no Default or Event of Default shall exist at the time of such extension, renewal or refunding, and (z) such extended, renewed or refunded Debt is not outstanding beyond the time provided to in clause
          (C) of this clause (iii), and (C) all of such Debt of any such Subsidiary, and any extension, renewal or refunding of such Debt of any such Subsidiary, not secured by Liens permitted under Section 9.2(c) is, on or before the date which is 12 months after the Acquisition Date with respect to such Subsidiary, either (1) assumed by the Company or the Borrower, and such Subsidiary is released of all obligations thereunder, or (ii) refinanced with Debt permitted to be issued and outstanding under this Agreement other than pursuant to this clause (iii);

                                                                             47.


     (iv) Debt of a Subsidiary (other than the Borrower) in addition to that otherwise permitted by the provisions of this Section 9.2(a); provided that on the date such Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and to the concurrent retirement of any other Debt (A) no Default or Event of Default (including, without limitation, under Section 10.1(d) hereof) shall exist, and (B) such Debt can be incurred within the applicable limitations provided in Section 9.2(b); and

     (v) Debt of the Borrower in addition to that otherwise permitted by the provisions of this Section 9.2(a); provided that on the date the Borrower incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and to the concurrent retirement of any other Debt no Default or Event of Default shall exist (including, without limitation, under Section 10.1(d) hereof).

(b) LIMITATION ON PRIORITY DEBT. The Borrower will not, at any time, permit Priority Debt to exceed, or suffer Priority Debt to exist in excess of, 10% of Consolidated Total Capitalization, provided that the Borrower will not, and will not permit the Company or any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) at any time any Designated Debt that constitutes any such Priority Debt unless (i) the Obligations and the Company Guarantee are secured and guaranteed equally and ratably with such Designated Debt pursuant to documentation (including amendments to this Agreement and the Company Guarantee) in form and substance satisfactory to the Lender, and (ii) the holders of such Designated Debt shall have entered into an intercreditor agreement with the Lender that is in form and substance satisfactory to the Lender.

(c) LIMITATION ON LIENS. The Borrower will not, and will not permit the Company or any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

     (i) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 3.1(e) of the Company Guarantee;

     (ii) statutory Liens of landlords, undetermined or inchoate Liens and other Liens imposed by law such as Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 3.1(e) of the Company Guarantee;

     (iii) Liens (other than any Lien imposed by ERISA, the Income Tax Act (Canada), the Pension Benefits Standards Act, 1985 (Canada) and all other applicable Canadian

                                                                             48.


          Federal and provincial statutes or regulations governing pension plans) incurred or deposits made in the ordinary course of business
          (A) in connection with workers' compensation, unemployment insurance, other types of social security or retirement benefits or insurance regulatory requirements or (B) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

     (iv) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

     (v) Liens on property or assets of a Subsidiary securing Debt owing to the Company or to a Wholly-Owned Subsidiary;

     (vi) Liens set forth on Schedule 9.2(c) existing on the Closing Date securing Debt not exceeding in the aggregate principal amount U.S.$ 15,000,000;

     (vii) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances or minor survey exceptions, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

     (viii) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that

          (A) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

          (B) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or such Subsidiary of the property

                                                                             49.


               (or improvement thereon) so acquired or constructed and (ii) the Fair Market Value (as determined in good faith by one or more officers of the Company to whom authority to enter into the subject transaction has been delegated by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction,

          (C) any such Lien shall be created contemporaneously with, or within 12 months after, the acquisition or construction of such property, and

          (D) at the time of the incurrence of the Debt secured by such Liens and after giving effect thereto, no Default or Event of Default (including, without limitation, under Section 10.1(d) hereof) shall exist;

     (ix) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (A) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, (B) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property and (C) the aggregate amount of all Debt secured by such Liens shall not cause an Event of Default under Section 10.1(d);

     (x) any Lien renewing, extending or refunding any Lien permitted by paragraphs (vi), (viii) or (ix) of this Section 9.2(c), provided that
          (A) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (B) such Lien is not extended to any other property and (C) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

     (xi) reservations, conditions, limitations and exceptions contained in or implied by statute in the original disposition from the Crown and grants made by the Crown of interests so reserved or excepted; and

     (xii) other Liens not otherwise permitted by paragraphs (i) through (xi), inclusive, of this Section 9.2(c), provided that the Debt secured by such Liens shall be permitted by the limitation set forth in Section 9.2(b) at the time that the Lien securing such Debt is created and, at the time of and after giving effect to the incurrence of such Debt, no Default or Event of Default (including, without limitation, under Section 10.1(d)) shall exist.

                                                                             50.


          Any Person that becomes a Subsidiary after the date of the Closing shall, for all purposes of this Section 9.2(c), be deemed to have created or incurred, at the time it becomes a Subsidiary, all outstanding Liens of such Person immediately after it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

(d) MERGER, CONSOLIDATION, ETC. The Borrower will not, and will not permit the Company or any Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company (other than the Borrower) may (x) consolidate, merge or amalgamate with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or a Wholly-Owned Subsidiary of the Company, as applicable, and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 9.2(e) or 9.2(f)), nor will the Borrower suffer any such consolidation, amalgamation, merger, conveyance, transfer or lease to occur, provided that the foregoing restriction does not apply to :

     (i) the consolidation, amalgamation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

          (A) the successor formed by such consolidation or amalgamation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Entity"), shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia) or Canada or any Province thereof;

          (B) if the Company is not the Successor Entity, (1) the Successor Entity shall have executed and delivered to the Lender its assumption of the due and punctual performance and observance of each covenant and condition of the Company Guarantee (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Lender) and (2) the Successor Entity shall have caused to be delivered to the Lender an opinion of counsel of United States or Canadian national standing (and not an employee of the Company) or other counsel reasonably satisfactory to the Lender, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (C) immediately after giving effect to such transaction, no Default or Event of Default would exist.

          No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Entity from its liability under this Agreement.

                                                                             51.


     (ii) the consolidation, amalgamation or merger of the Borrower with, or the conveyance, transfer or lease of substantially all of the assets of the Borrower in a single transaction or series of transactions to, any Wholly-Owned Subsidiary so long as:

          (A) the successor formed by such consolidation or amalgamation or the survivor of such merger or the Wholly-Owned Subsidiary that acquires by conveyance, transfer or lease substantially all of the assets of the Borrower, as the case may be, as an entirety, as the case may be (the "Successor Subsidiary"), shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia);

          (B) if the Borrower is not the Successor Subsidiary, (1) the Successor Subsidiary shall have executed and delivered to the Lender its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Lender) and (2) the Successor Subsidiary shall have caused to be delivered to the Lender an opinion of counsel of United States national standing (and not an employee of the Company or the Borrower) or other counsel reasonably satisfactory to the Lender, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (C) immediately after giving effect to such transaction, no Default or Event of Default would exist.

          No such conveyance, transfer or lease of substantially all of the assets of the Borrower shall have the effect of releasing the Borrower or any Successor Subsidiary from its liability under this Agreement.

(e) SALE OF ASSETS, ETC. Except as permitted under Section 9.2(d), Section 9.2(f) and Section 9.2(g), the Borrower will not, and will not permit the Company or any Subsidiary to, make any Asset Disposition, nor will the Borrower permit any Asset Disposition to occur, unless:

     (i) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Borrower, the Company or such Subsidiary;

     (ii) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

     (iii) subject to the following paragraph, immediately after giving effect to the Asset Disposition the Disposition Value of all property that was the subject of any Asset

                                                                             52.


          Disposition occurring in the immediately preceding period of 12 consecutive months would not exceed 15% of Consolidated Total Assets as of the end of the then most recently ended fiscal quarter of the Company.

          If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application, in either case, within 12 months after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (iii) of this Section 9.2(e) as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

(f) SALE-AND-LEASEBACKS. The Borrower will not, and will not permit the Company or any Subsidiary to, enter into any Sale-and-Leaseback Transaction with respect to any property more than 180 days following the acquisition or occupancy of such property by the Borrower, the Company or such Subsidiary, whichever is later, nor will the Borrower suffer any such Sale and Leaseback Transaction to occur, unless:

     (i) the term of the lease in respect of such Sale-and-Leaseback Transaction, including all renewal terms, shall not exceed three years;

     (ii) such Sale-and-Leaseback Transaction constitutes a sale by a Subsidiary to the Company or by the Company to a Wholly-Owned Subsidiary;

     (iii) the Net Proceeds Amount received by the Borrower, the Company or such Subsidiary in respect of such Sale-and-Leaseback Transaction is applied within 12 months of the consummation thereof to a Debt Prepayment Application or a Property Reinvestment Application, provided that such Sale-and-Leaseback Transaction satisfies the requirements of Section 9.2(e); or

     (iv) immediately after giving effect thereto, the aggregate amount of Priority Debt does not exceed 10% of Consolidated Total Capitalization determined at such time and no Default or Event of Default would exist.

(g) DISPOSAL OF OWNERSHIP OF A SUBSIDIARY. The Borrower will not, and will not permit the Company or any Subsidiary to, sell or otherwise dispose of any Subsidiary Shares, nor will the Borrower, or will the Borrower permit any Subsidiary to issue, sell or otherwise dispose of any shares of its own share capital, nor will the Borrower suffer any such sale, disposition or issuance to occur, provided that the foregoing restrictions do not apply to:

     (i)  the issue of directors' qualifying shares by any Subsidiary;

     (ii) any such Transfer of Subsidiary Shares constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

     (iii) the Transfer of the Subsidiary Shares of a Subsidiary of the Company owned by the Company and its other Subsidiaries; provided that such Transfer satisfies the requirements of Section 9.2(e).

                                                                             53.


(h) NATURE OF BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the Closing Date.

(i) TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favourable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

(j) SALES OF RECEIVABLES. The Borrower covenants that it will not, and will not permit the Company or any Subsidiary to, discount, pledge or sell (with or without recourse) any of its accounts or notes receivable, nor will the Borrower suffer any such discount, pledge or sale to occur.

(k) MOST FAVOURED LENDER STATUS. The Borrower will not, and will not permit any Subsidiary to, enter into, assume or otherwise become bound or obligated under any agreement evidencing, securing, guaranteeing or otherwise relating to Designated Debt that contains, or amend any such agreement to contain, one or more Additional Covenants or Additional Defaults, unless the Borrower or such Subsidiary has offered to make an amendment to this Agreement, in form and substance satisfactory to the Lender, to add to or amend this Agreement to contain such Additional Covenants or Additional Defaults; provided, however, in the event that the Borrower or any Subsidiary enters into, assumes or otherwise becomes bound or obligated under, or so amends, any such agreement without making such offer, or if such offer was made and has not been rejected by the Lender, this Agreement shall, without any further action on the part of the Company, the Borrower or the Lender, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Borrower further covenants to, and to cause each of its Subsidiaries to, promptly execute and deliver at its expense (including the reasonable fees and expenses of counsel for the Lender) an amendment to this Agreement in form and substance satisfactory to the Lender evidencing the amendments of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendments shall not be a precondition to the effectiveness of such amendment as provided for in this
Section 9.2(k), but shall merely be for the convenience of the parties hereto.

(l) HOSTILE AQUISITION. The Borrower will not engage in, or permit the Company or any Subsidiary to engage in, any Hostile Acquisition, whether alone or in concert with any other Person or Persons.

(m) RESTRICTED PAYMENTS. The Borrower will not:

                                                                             54.


     (i) declare or pay any dividends or distributions, either in cash or property, on or in respect of any of its Equity Interests of any class (except dividends or other distributions payable solely in Equity Interests of the Borrower);

     (ii) directly or indirectly, or through any Subsidiary or through any Affiliate of the Borrower, purchase, redeem or retire any of its Equity Interests of any class or any warrants, rights or options to purchase or acquire any of its Equity Interests (other than in exchange for or out of the net cash proceeds to the Borrower from the substantially concurrent issue or sale of Equity Interests of the Borrower or warrants, rights or options to purchase or acquire any of its Equity Interests); or

     (iii) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its Equity Interests,

(such declarations or payments of dividends, purchases, redemptions or retirements of Equity Interests and warrants, rights or options and all such other payments or distributions being herein collectively called "Restricted Payments"), if immediately prior to or immediately after giving effect to any such Restricted Payment, a Default or Event of Default would exist.

(n) LIMITATIONS ON RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, enter into, or suffer to exist, any agreement with any Person which, directly or indirectly, prohibits or limits the ability of any Subsidiary to (i) pay dividends or make other distributions to the Borrower or prepay any Debt owed to the Borrower, or (ii) transfer any of its properties or assets to the Borrower (other than with respect to assets subject to Liens permitted by Section 9.2(c)).

(o) FINANCIAL YEAR. The Borrower will not change its fiscal year, or permit the Company or any Material Subsidiary to change their respective fiscal years to other than December 31 or to have a fiscal year that does not end on December 31 of each calendar year.

                                   ARTICLE 10
                                  ACCELERATION

SECTION 10.1 EVENTS OF DEFAULT.

          If any one or more of the following events (each an "Event of Default") shall occur and be continuing then the Lender may, (i) terminate the Lender's obligations to make any further Advance under the Credit Facility, and
(ii) (at the same time or at any time after such termination) declare the Obligations to be immediately due and payable, provided that should any Event of Default specified in Sections 10.1(h) or 10.1(i) occur then the Obligations shall, to the extent permitted by applicable law, be and become immediately due and payable without any declaration or other act on the part of the Lender:

(a) the Borrower makes default in the payment on the due date thereof of any amount payable by it hereunder on account of the Outstanding Principal Obligations under the Credit Facility;

                                                                             55.


(b) the Borrower makes default in the payment when due of any amount payable by it hereunder on account of interest, fees, costs, expenses or other amounts payable by it hereunder, and such default shall continue for three Business Days after notice of such default being given to the Borrower by the Lender;

(c) (i) the Company defaults in the performance of or compliance with any term contained in (A) Section 4.1(d) of the Company Guarantee with respect to any provision in Section 9.2(a) or 9.2(b) of this Agreement, inclusive, or (B)
Section 4.1(a) through 4.1(c) of the Company Guarantee, inclusive, or Section 4.1(d) of the Company Guarantee with respect to any provision in Section 9.2(c) through 9.2(o) of this Agreement, inclusive, and, in the case of this clause
(B), such default is not remedied within 10 Business Days after the earlier of
(1) a Responsible Officer of the Company obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from the Lender (any such written notice to be identified as a "notice of default" and to refer specifically to clause (B) of this paragraph (c)(i)), or (ii) the Borrower defaults in the performance of or compliance with any term contained in (A) 9.2(a) or 9.2(b) of this Agreement, inclusive, or (B) Section 9.2(c) through 9.2(o) of this Agreement, inclusive, and, in the case of this clause (B), such default is not remedied within 10 Business Days after the earlier of (i) a Responsible Officer of the Company or the Borrower obtaining actual knowledge of such default and (ii) the Company or Borrower receiving written notice of such default from the Lender (any such written notice to be identified as a "notice of default" and to refer specifically to clause (B) of this paragraph (c)(ii);

(d) any of the following shall occur:

     (i) Consolidated Net Worth shall at any time be less than the sum of (a) U.S.$325,000,000, plus (b) an aggregate amount equal to 25% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter of the Company beginning with the fiscal quarter ended March 31, 2005;

     (ii) Consolidated Debt shall at any time exceed 45% of Consolidated Total Capitalization; or

     (iii) the Minimum Interest Coverage Ratio at any time is less than 3.0 to 1.0;

(e) the Company defaults in the performance of or compliance with any term of the Company Guarantee (other than those referred to in paragraph (c)(i) of this Section 10.1 or Section 4.1(d) of the Company Guarantee as it relates to Section 10.1(d)) or the Borrower defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b), (c)(ii) or (d) of this Section 10.1) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Company or the Borrower obtaining actual knowledge of such default and (ii) the Company or the Borrower receiving written notice of such default from the Lender (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (e) of Section 10.1);

(f) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in the Company Guarantee or in any writing furnished in

                                                                             56.


connection with the transactions contemplated by the Company Guarantee, this Agreement or such writing proves to have been false or incorrect in any material respect on the date as of which made or any representation or warranty made in writing by or on behalf of the Borrower or by any officer of the Borrower in this Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made;

(g) (i) the Company, the Borrower or any other Subsidiary of the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least U.S.$5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company, the Borrower or any other Subsidiary of the Company is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least U.S.$5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment and such declaration has not been annulled or rescinded, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company, the Borrower or any other Subsidiary of the Company has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S.$5,000,000;

(h) the Company, the Borrower or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, amalgamation, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated or (vi) takes action for the purpose of any of the foregoing;

(i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, the Borrower or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the amalgamation, dissolution, winding-up or liquidation of the Company, the Borrower or any Material Subsidiary, or any such petition shall be filed against the Company, the Borrower or any Material Subsidiary and such petition shall not be dismissed within 60 days;

(j) a final judgment or judgments for the payment of money resulting in liability (exclusive of amounts fully covered by valid and collectible insurance in respect thereof), aggregating in excess of U.S.$5,000,000 are rendered against one or more of the Company, the Borrower and the other Subsidiaries of the Company and which judgments are not, within 60

                                                                             57.


days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(k) the Company Guarantee or any provision in the Company Guarantee shall at any time for any reason be terminated or cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or the Company shall deny that the Company has any further liability or obligation under the Company Guarantee;

(l) the Company shall at any time cease to own, directly or indirectly, 100% of all outstanding partnership interests of the Borrower;

(m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed U.S.$5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (vi) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in Section 10.1(m), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA;

(n) without limiting the generality of paragraph (i) of this Section 10.1, any Governmental Authority shall take control of the Company, the Borrower or any of its Material Subsidiaries, or shall take control of the properties of any such Person or any Material properties;

(o) the Lender's rights and entitlement to be paid the Obligations hereunder shall cease to rank at least pari passu in right of payment with all other Senior Debt (actual or contingent) of the Borrower;

(p) a Material Adverse Effect shall occur;

(q) there is any adverse qualification to any of the financial statements of the Company, the Borrower or any of its Material Subsidiaries by their respective auditors; or

(r) this Agreement shall cease to be in full force and effect and to constitute a legal, valid and binding obligation of any of the parties signatory thereto enforceable against such parties in accordance with its terms, subject to bankruptcy, insolvency, arrangement and other

                                                                             58.


laws affecting the enforcement of creditors' rights generally (other than those pertaining to settlements, fraudulent conveyances, assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies.

SECTION 10.2 REMEDIES UPON DEFAULT.

          Upon the occurrence of an Event of Default and acceleration of the maturity of the Obligations owed to the Lender hereunder, the Lender may commence such litigation or proceedings as it may deem expedient, all without any additional notice, presentation, demand, protest, notice of dishonour, including entering into of possession of any of the property or assets of the Borrower, or any other action, notice of all of which the Borrower hereby expressly waives. For greater certainty, and subject to any curative provisions specified herein, the Borrower will be considered to be in default of its obligations hereunder by the mere lapse of time provided herein for performing such obligations, without any requirement of further notice or other act of the Lender unless a notice is specifically required under this Agreement. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by law. Nothing contained herein or in any Loan Documents now or hereafter held by the Lender with respect to the Obligations of the Borrower to the Lender, or any part thereof, nor any act or omission of the Lender with respect to such Loan Documents, shall in any way prejudice or affect the rights, remedies and powers of the Lender with respect to any other such Loan Documents.

SECTION 10.3 RIGHT OF SET-OFF.

          Upon the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Lender hereunder, the Lender is hereby authorized by the Borrower at any time and from time to time and shall to the fullest extent permitted by law, set off, appropriate and apply any and all deposits (general or special, time or demand, matured or unmatured, provisional or final) at any time held and other Debt at any time owing to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing hereunder. The Lender shall promptly notify the Borrower in advance of any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10.3 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 10.4 CURRENCY CONVERSION AFTER MATURITY.

          At any time following the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Lender hereunder, the Lender shall be entitled to convert, with two (2) Business Days' prior notice to the Borrower, any and all then unpaid and outstanding LIBOR Loans or U.S. Base Rate Loans or any of them to Prime Rate Loans. Any such conversion shall be calculated so that the resulting Prime Rate Loans shall be the Canadian Dollar Equivalent on the date of conversion of the amount of United States Dollars so converted. Any accrued and unpaid interest denominated in United States Dollars at the time of any such conversion shall be similarly converted to Canadian Dollars, and such Prime Rate Loans and accrued and unpaid interest thereon shall thereafter bear interest in accordance with Section 3.1.

                                                                             59.


SECTION 10.5 JUDGMENT CURRENCY.

          The obligation of the Borrower to make payments on any Obligations to the Lender hereunder in any currency (the "first currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "second currency") except to the extent to which such tender or recovery shall result in the effective receipt by the Lender of the full amount of the first currency payable, and accordingly the primary obligation of the Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the first currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

                                   ARTICLE 11
                                     GENERAL

SECTION 11.1 EVIDENCE OF DEBT.

          The Obligations of the Borrower hereunder, in respect of or in connection with the Advances under the Credit Facility made from time to time by the Lender or otherwise, shall, absent manifest error, be conclusively evidenced by the records of the Lender.

SECTION 11.2 ADDITIONAL EXPENSES.

          If during the continuation of an Event of Default the Borrower should fail to observe or perform any covenant or agreement to be observed or performed by the Borrower hereunder the Lender may but shall not be obliged to perform or cause to be performed the same for which purpose the Borrower hereby appoints the Lender to be the lawful attorney of the Borrower, and all reasonable expenses incurred or payments made by the Lender in so doing shall be paid by the Borrower to the Lender forthwith upon demand and any such unpaid amount shall bear interest, both before and after judgment, at the Past Due Rate, calculated daily and compounded monthly in arrears and payable on demand, and the Borrower hereby indemnifies the Lender against any loss incurred by the Lender in that regard.

SECTION 11.3 INVALIDITY OF ANY PROVISIONS.

          Any provision of this Agreement or any of the other Loan Documents which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof or thereof and no such invalidity shall affect the obligation of the Borrower to pay the Obligations in full. The rate of interest chargeable or collectable on overdue instalments of interest shall not exceed the maximum rate permitted by applicable law.

SECTION 11.4 AMENDMENTS, WAIVERS, ETC.

          No amendment, modification or waiver of any provision of, and no waiver of the strict observance, performance or compliance by the Borrower with any term, covenant, condition or agreement contained in this Agreement and no indulgence granted by the Lender or

                                                                             60.


consent to any departure by the Borrower therefrom, shall in any event be effective unless it shall be in writing and signed by the Lender (and the Borrower in the case of amendments or modifications or waivers by the Borrower), and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. Notwithstanding the foregoing, no failure to exercise and no delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any other rights or remedies available at or provided by law.

SECTION 11.5 NOTICES, ETC.

          All notices and other communications provided for hereunder shall, except as otherwise permitted hereunder, be in writing personally delivered by messenger or courier or facsimile or telecopy transmission, if

     (a)  to the Borrower, to it at:

          Hub International Limited Partnership
          55 East Jackson Boulevard
          Chicago, Illinois, 60604

          Telecopy:             (877-402-6606
          for the attention of: Marianne Paine
                                Chief Legal Officer

          with a copy to:

          Hub International Limited
          55 East Jackson Boulevard
          Chicago, Illinois, 60604

          Telecopy:             (877-402-6606
          for the attention of: Marianne Paine
                                Chief Legal Officer

     (b)  to the Lender, to it at:

          Bank of Montreal
          4th Floor
          1 First Canadian Place
          Toronto, Ontario
          M5X 1H3

          Telecopy:             (416)-359-7796
          for the attention of: Vice President,
                                Loan Products Group

                                                                             61.


or to such other address or facsimile or telecopy number as any party hereto may from time to time designate to the other parties hereto in such manner. All such notices and communications shall be effective, and deemed to be received by the intended recipient, on the date delivered or transmitted, if delivered or transmitted before 3:00 p.m. (Toronto, Ontario time) on a Business Day, or, in any other case, on the first Business Day following the date delivered or transmitted.

SECTION 11.6 COSTS AND EXPENSES.

          The Borrower shall pay to the Lender, on demand all reasonable out of pocket costs and expenses (including, without limitation, all reasonable legal fees and disbursements) incurred by the Lender in connection with this Agreement, the other Loan Documents and the Credit Facility including, without limitation, (a) the negotiation, preparation, execution, delivery and interpretation, both prior and subsequent to the Closing Date, of this Agreement and the other Loan Documents or any agreement or instrument contemplated hereby or thereby; (b) the performance by the Lender of its obligations and duties under this Agreement and the other Loan Documents; (c) advice of counsel with respect to the interpretation of the Credit Facility, the Loan Documents or any transaction contemplated thereunder; (d) the enforcement of any of the Loan Documents or the enforcement or preservation of rights under and the refinancing, renegotiation or restructuring of the Credit Facility under this Agreement or the other Loan Documents or the bringing of any action, suit or proceeding with respect to the enforcement of any of the Loan Documents or any such right or seeking any remedy which may be available to the Lender at law or in equity; and (e) any amendments, waivers or consents requested by the Borrower pursuant to the provisions hereof or any other Loan Document. The Borrower shall supply all statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lender pursuant to this Agreement without cost to the Lender.

SECTION 11.7 INDEMNIFICATION.

(a) The Borrower agrees to indemnify the Lender and its directors, officers and employees from and against any and all Claims and Losses of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Lender or the directors, officers or employees of the Lender, arising by reason of any action (including any action referred to herein) or inaction or omission to do any act legally required of the Borrower pursuant to the Loan Documents.

(b) The Borrower shall pay to the Lender on demand any amounts required to compensate the Lender for any Loss suffered or incurred by the Lender as a result of (i) any payment being made (due to acceleration of the maturity of any Advance pursuant to Article 10, a mandatory or optional prepayment of principal or otherwise) in respect of any Bankers' Acceptance other than on the maturity date of such Bankers' Acceptance or in respect of a LIBOR Loan other than on the last day of the related LIBOR Period; (ii) the failure of the Borrower to give any notice in the manner and at the times required by this Agreement; (iii) the failure of the Borrower to effect an Advance in the manner and at the time specified in any Advance Request; or (iv) the failure of the Borrower to make a payment or a mandatory

                                                                             62.


repayment in the manner at the time specified in this Agreement or any notice given by the Borrower to the Lender in accordance with this Agreement. A certificate as to the amount of any such Loss, providing reasonable detail of the calculation of such Loss and submitted in good faith by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

(c) The provisions of this Section 11.7 shall survive the termination of this Agreement and the repayment of all Obligations. The Borrower acknowledges that neither its obligation to indemnify, nor any actual indemnification by it, of the Lender or any other indemnified party hereunder in respect of such Person's Losses for the legal fees and expenses of such Person's counsel shall in any way affect the confidentiality or privilege relating to any information communicated by such Person to its counsel.

SECTION 11.8 TAXES.

(a) Any and all payments to the Lender by the Borrower hereunder (or under any of the other Loan Documents) shall be made free and clear of and without deduction or withholding for any and all present and future Taxes, imposed by any Governmental Authority including, without limitation, any Taxes which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents, unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Borrower shall be required by law or the administration thereof to deduct or withhold any such Taxes from or in respect of any amount payable hereunder, (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the amount it would have received if no such deduction or withholding had been made; provided, however, that the Borrower shall not be required to pay any additional amounts unless the Lender has timely provided a duly completed Internal Revenue Service Form W-8ECI or its successor form; (ii) the Borrower shall make such deductions or withholdings; and (iii) the Borrower shall pay forthwith the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

(b) The Borrower agrees to indemnify the Lender for the full amount of Taxes not deducted or withheld and paid by the Borrower in accordance with Section 11.8
(a) to the relevant taxation or other authority and any Taxes imposed by any jurisdiction on amounts payable by the Borrower under this Section 11.8, paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within fifteen days from the date the Lender makes written demand therefor. A certificate as to the amount of such Taxes, providing reasonable details of the calculation thereof, and evidence of payment thereof submitted to the Borrower by the Lender shall be conclusive evidence of the amount due from the Borrower to the Lender absent manifest error.

(c) The Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing any payment of Taxes made by the Borrower, as soon as such receipt becomes available (or if such original or certified tax receipt is not available, such other evidence

                                                                             63.


of payment as may be acceptable to the Lender), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by the Lender.

(d) If the provisions of Section 11.8(a) or 11.8(b) require the Borrower to deduct or withhold and pay Taxes to any relevant taxation or other authority or to pay any additional amounts thereunder, the Lender shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to avoid the necessity of invoking such provisions of this Section 11.8, or to reduce the amounts payable thereunder, including changing the jurisdiction of its applicable lending office and providing any documentation that would eliminate or reduce the Tax liability; provided that the taking of any such action would not, in the reasonable judgment of the Lender, be disadvantageous to the Lender.

(e) For the avoidance of doubt, nothing herein shall (i) restrict the right of the Lender to arrange its tax affairs as it shall deem appropriate or (ii) require the Lender to disclose any information regarding its tax affairs or computations to the Borrower or any other Person other than as shall be necessary to permit the Borrower to determine whether the payment of any indemnity amount would be required to be made pursuant to the provisions of this
Section 11.8, provided, however, that the Lender shall not be obligated to disclose any of its tax returns to the Borrower or any other Person.

(f) The provisions of this Section 11.8 shall survive the termination of this Agreement and the repayment of all Obligations.

SECTION 11.9 CALCULATIONS.

          Except as otherwise provided herein, the financial statements and returns to be furnished to the Lender pursuant to this Agreement shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender).

SECTION 11.10 ASSIGNMENTS AND PARTICIPATIONS.

(a) The Borrower shall not be entitled to assign its rights and obligations hereunder or any interest herein without the prior consent of the Lender.

(b) Subject to the provisions of this Agreement, the Lender may grant participations to one or more Persons in or respect of all or any part of the Lender's Commitment and the Obligations owed to the Lender, but in any such event the participant shall not have any rights under this Agreement or the other Loan Documents in respect of its participation and shall only have, as against the Lender, those rights and remedies in respect of such participation as are set forth in the agreement or agreements made between the Lender and such participant relating thereto.

(c) The Lender may at any time, subject, prior to the occurrence of an Event of Default and other than in respect to an assignment by a Lender to one of its Affiliates, to the consent of the Borrower (such consent not to be unreasonably withheld or delayed), assign all or part of the Lender's Commitment and the Obligations then owed to the Lender to one or more Persons (each of which is hereinafter in this Section called the "Assignee Lender") in

                                                                             64.


consideration of the agreement of each such Assignee Lender to advance or hold that percentage of the Lender's Commitment or Obligations owed to the Lender as corresponds with the percentage thereof so assigned to such Assignee (hereinafter called the "Assignee Lender's Commitment" and the "Assignee Lender's Commitment Percentage", respectively). The Assignee Lender or a participant granted a participation pursuant to Section 11.10 (b) (including any Assignee Lender or participant that is an Affiliate of the Lender) shall not be entitled to receive any greater payment under Section 11.8 than the Lender would have been entitled to receive with respect to the interest assigned to such Assignee Lender or participation granted to such participant, unless the Borrower consents to the assignment of such interest to such Assignee Lender or the grant of such participation to such participant.

(d) If the Lender proposes to make any such assignment to a potential Assignee Lender, the Lender shall provide to the Borrower or procure the provision to the Borrower of any material information about such potential Assignee Lender which is generally available in order to assist the Borrower in complying with any applicable laws, treaties and regulations relating to the lending by such potential Assignee Lender and to determine whether to give any required consent by the Borrower under clause (c) above.

(e) If the Lender assigns all or any part of its Commitment hereunder to an Assignee Lender as provided above, all references in this Agreement to the Lender shall thereafter be construed as references to the Lender and such Assignee Lender to the extent of their respective Commitments and, if such Assignee Lender is not an Affiliate of the Lender the Borrower shall thereafter look only to such Assignee Lender (and not to the Lender) in respect of that proportion of such Lender's Commitment as corresponds to such Assignee Lenders' Commitment therein and accordingly the Lender's obligation to provide Advances in accordance with its Commitment hereunder shall be reduced correspondingly and such Assignee Lender shall assume a Commitment equivalent to such reduction in the Lender's Commitment.

(f) The Lender may disclose to a potential participant or potential Assignee Lender (provided that such potential participant or Assignee Lender has been approved by the Borrower, such approval not to be unreasonably withheld) such information concerning or pertaining to the Obligations of the Borrower and its Subsidiaries as is known to the Lender, and may in addition express to any such Person any opinion it may have with respect to any matter, provided such potential participant or potential Assignee Lender covenants in favour of the Borrower and the Lender to only use such information in connection with its evaluation as to whether to take any such participation or assignment and, should it do so, in connection therewith, and to maintain the confidential nature of all such information.

SECTION 11.11 GOVERNING LAW.

          This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 11.12 CONSENT TO JURISDICTION.

          The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of the Province of Ontario in respect of any action, suit or proceeding arising out of or

                                                                             65.


relating to this Agreement and the other Loan Documents and the Credit Facility hereby extended and hereby irrevocably agrees that all Claims in respect of any such action, suit or proceeding may be heard and determined in any such Ontario Court. The Borrower hereby irrevocably waives, to the fullest extent it and they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in another jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.12 shall affect the right of the Lender to bring any suit, action or proceeding against the Borrower or its assets in the courts of any other jurisdiction.

SECTION 11.13 BINDING EFFECT.

          This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 11.14 INTEREST SAVINGS CLAUSE.

          Nothing contained in this Agreement or in any promissory notes made by the Borrower to the Lender or in any of the other Loan Documents shall be construed to permit the Lender to receive at any time interest, fees or other charges in excess of the amounts which the Lender is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Lender by the Borrower, howsoever characterized or computed, hereunder or under any other agreement or instrument evidencing or relating to the Obligations of the Borrower to the Lender hereunder, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Lender shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and the Lender shall apply such excess against the Obligations of the Borrower to the Lender then outstanding and, to the extent of any amounts remaining thereafter, refund such excess to the Borrower.

SECTION 11.15 ENTIRE AGREEMENT.

          This Agreement, including the Schedules hereto, constitutes the entire agreement between the Borrower and the Lender and supersedes all prior agreements, whether oral or written, between the Borrower and the Lender in respect of the Credit Facility extended hereby.

SECTION 11.16 COUNTERPARTS.

          This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

                            [Signature page follows.]

                                                                             66.


          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        HUB INTERNATIONAL LIMITED PARTNERSHIP,
                                        by its general partner, HUB
                                        INTERNATIONAL PARTNERS LIMITED


                                        Per: /s/ W. Kirk James
                                             -----------------------------------
                                             Authorized Signatory


                                        Per:
                                             -----------------------------------
                                             Authorized Signatory


                                        BANK OF MONTREAL


                                        Per: /s/
                                             -----------------------------------
                                             Authorized Signing Officer

                                   SCHEDULE 1

                             FORM OF ADVANCE REQUEST

                                                               [Date of Request]

Bank of Montreal
4th Floor
1 First Canadian Place
Toronto, Ontario
M5X 1H3

Attention: Vice President,
           Loan Products Group

Telecopy:  (416)-359-7796

Dear Sirs:

                                 ADVANCE REQUEST

          The undersigned refers to the credit agreement (the "Credit Agreement") dated as of the 4th day of April, 2006, between Hub International Limited Partnership, as Borrower, and Bank of Montreal, as Lender thereunder. All capitalized terms used herein shall have the respective meanings attributed thereto in the Credit Agreement.

          The undersigned hereby requests, in accordance with Article 2 of the Credit Agreement, the following Advance:

          Requested Advance:

          Type _________________________________________________________________
               (specify Type of Advance)

          Amount _______________________________________________________________

          If BA Advance requested,
          maturity date of Bankers' Acceptances ________________________________

          If LIBOR Loan requested,
          requested LIBOR Period _______________________________________________

          Proposed Business Day of such Advance: _______________________________
                                                 Day/Month/Year

                                                                              2.


          If requested Advance required for conversion of outstanding Advances identify Type, Outstanding Principal Amount and dates of outstanding Advances to be converted _____________________________________________

          ______________________________________________________________________

          The undersigned hereby confirms that the Advance requested hereby complies with the requirements of the Credit Agreement, that this Advance Request is executed on behalf of the Borrower by representatives of the Borrower duly authorized in that behalf and that no Default or Event of Default has occurred and is continuing or will result from giving effect to the Advance requested hereby.

                                        HUB INTERNATIONAL LIMITED PARTNERSHIP,
                                        by its general partner, HUB
                                        INTERNATIONAL PARTNERS LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE 2

                            FORM OF COMPANY GUARANTEE

                                 SCHEDULE 7.1(I)

                                FORMS OF OPINIONS

                        FORM OF OPINION OF U. S. COUNSEL
                       TO THE COMPANY, THE GENERAL PARTNER
                                AND THE BORROWER

                                  April 4, 2006

Bank of Montreal
First Canadian Place
Toronto, Ontario M5X 1A1

Ladies and Gentlemen:

     We have acted as United States counsel to Hub International Limited, a Canadian corporation (the "Company"), Hub International Limited Partnership, a Delaware limited partnership (the "Issuer"), and Hub International Partners Limited, an Ontario corporation (the "General Partner"), in connection with the Credit Agreement, made as of the date hereof, between the Bank of Montreal (the "Bank") and the Issuer (the "Agreement"). The obligations of Issuer under the Agreement are unconditionally guarantied by the Company pursuant to that certain Guarantee dated April 4, 2006 (the "Company Guaranty") entered into by the Company in favor of and for the benefit of the Bank. The Company and the Issuer are hereafter referred to as the "Credit Parties".

     In such capacity, we have examined the Agreement and the Company Guaranty, (together, the "Transaction Documents") and the originals, or copies identified to our satisfaction, of such corporate records of the Company, partnership records of the Issuer, certificates of public officials, certificates of officers of the Company and the Issuer and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering our opinions, we have relied as to factual matters, to the extent we deem proper, upon the representations and warranties of the Company and the Issuer contained in or made pursuant to the Agreement, certificates of officers of the Company, the Issuer and certificates of public officials (which we have assumed are accurate on the date hereof).

     Our opinions expressed below are limited to the laws of the State of New York the federal laws of the United States, and the Revised Uniform Limited Partnership Act of Delaware ("RULPA") and we do not express any opinion herein concerning any other law. Insofar as our opinions set forth in subparagraph (vi) below assume due authorization, execution and delivery of the Company Guaranty under the federal laws of Canada applicable thereto, we understand that such matters are covered in the opinion of

                                                                              2.


W. Kirk James, Vice President and Secretary of the Company furnished to the Bank today in accordance with the provisions of the Agreement.

     We have also assumed that:

     (i)  The Bank has valid legal existence;

     (ii) The Bank has sufficient legal power and capacity to enter into and perform its obligations under the Transaction Documents and that the Transaction Documents have been duly and validly authorized, executed and delivered by the Bank and constitute the legal, valid and binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms;

     (iii) The Bank has complied with all legal requirements pertaining to its status as such status affects the transaction contemplated by the Transaction Documents or relates to its rights to enforce the Transaction Documents against the Credit Parties;

     (iv) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the transaction contemplated by the Transaction Documents;

     (v) The conduct of the Bank complies with any test of good faith, fair dealing and conscionability required by law applicable to it in connection with the Transaction Documents and the transactions contemplated thereby;

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

     (i) The Issuer is a limited partnership, duly organized and validly existing under the laws of the State of Delaware, has the limited partnership power and the limited partnership authority to execute and perform the Agreement, incur the debt to be evidenced thereby and to conduct the activities in which it is now engaged. The General Partner is the sole general partner of the Issuer.

     (ii) The Agreement has been duly authorized by all necessary limited partnership action on the part of the Issuer and has been duly executed and delivered by the Issuer.

     (iii) No consent, approval, authorization, order, registration or qualification of or with any United States federal or New York State court or governmental agency or body is required in connection with the execution and delivery by (i) the Issuer or the General Partner on behalf of the Issuer of, and the performance by the Issuer of its obligations under, the Agreement and
(ii) the Company of, and the performance by the Company of its obligations under, the Company Guaranty.

                                                                              3.


     (iv) The execution, delivery and performance by (i) the Issuer and the General Partner on behalf of the Issuer of the Agreement and (ii) the Company of the Company Guaranty will not, in either case, result in the contravention of any statute, regulation or order of any "Governmental Authority," as such term is defined in the Agreement, of the United States of America or the State of New York.

     (v) The use of the proceeds of the Advances (as defined in the Agreement) as contemplated by the Agreement will not result in any violation of Regulation T, U or X of the board of Governors of the Federal Reserve System (12 C.F.R., Chapter II, as amended).

     (vi) The Issuer is not, and after giving effect to the application of the Advances as described in the Agreement, will not be, required to register as an "investment company," as such term is defined in the Investment Company Act of 1940.

     (vii) If the Company Guaranty is sought to be enforced against the Company or the Agreement is sought to be enforced against the Borrower or the General Partner in any action or proceeding in the State of New York in accordance with laws applicable thereto as chosen by the parties, namely the laws of the Province of Ontario, the courts of competent jurisdiction of the State of New York (A) would recognize the choice of laws provided that such choice of laws is bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and is not contrary to public policy, as such term is understood under the laws of the State of New York and
(B) would apply the laws of the Province of Ontario in any such action or proceeding, upon appropriate evidence as to such laws being adduced, provided that none of the provisions of the Company Guaranty or the Agreement or of the laws of the Province of Ontario, are contrary to public policy, as such term is understood under the laws of the State of New York. Subject to the following sentence, any action or proceeding with respect to the Agreement or the Company Guaranty may be brought against the Company, the Issuer or the General Partner in a court of competent jurisdiction in the State of New York. A court in the State of New York may, however, reserve to itself an inherent power to decline to hear an action if it is contrary to public policy, as such term is understood under the laws of the State of New York, for it to do so, or if it is not the proper forum to hear such action, or if concurrent proceedings are being brought elsewhere. To the best of our knowledge, none of the provisions of the Agreement or the Company Guaranty is contrary to the public policy of the State of New York.

     (viii) The laws of the State of New York permit an action to be brought before a court of competent jurisdiction in the State of New York (a "New York Court") on a final and conclusive judgment in personam of a court of the Province of Ontario or a Canadian federal court sitting therein (a "Foreign Court") that is not impeachable as void or voidable or otherwise ineffective under applicable United States federal or state law and for a sum certain if:
(A) the Foreign Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a New York Court; (B) such judgment was not obtained by fraud or in a manner contrary to natural justice or other rule of law, whether equitable, legal or statutory, and the enforcement thereof would not be inconsistent with

                                                                              4.


public policy, as such term is understood under the laws of the State of New York and the federal laws of United States of America; (C) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; and (D) the action to enforce such judgment is commenced within the applicable limitation period.

     The opinions set forth below are subject to the following qualifications, limitations and assumptions:

     (i) The effects of bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, receivership, moratorium and other similar laws (including judicially developed doctrines with respect to such laws) affecting the rights and remedies of creditors generally;

     (ii) The effects of general principles of equity, whether applied by a court of law or equity, with respect to the performance and enforcement of the Transaction Documents;

     (iii) Applicable state and federal laws, court decisions and constitutional requirements which may limit or render unenforceable certain of the rights and remedies purportedly available to the Bank under the Transaction Documents. It is our opinion, however, that none of the foregoing laws, decisions or requirements will materially interfere with the practical realization of the benefits intended to be provided by the Transaction Documents, although such realization may be delayed and rendered more costly as a result of the invalidity or enforceability of such provisions;

     (iv) We express no opinion as to the effect of any antitrust and unfair competition laws and regulations, or pension and employment benefit laws and regulations;

     (v) We express no opinion as to any provisions in the Transaction Documents that waive statutory rights to receive notice or to be allowed to cure defaults, or that purport to establish particular notice periods or actions as reasonable or particular determinations as conclusive or final and binding, or commit the same to the discretion of any person;

     (vi) Any limitations under applicable laws, judicial decisions and considerations of public policy which relate to indemnification, exculpation and contribution provisions;

     (vii) We express no opinion as to provisions of the Transaction Documents to the effect that rights or remedies are not inclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies;

                                                                              5.


     (viii) We express no opinion as to provisions in the Transaction Documents waiving vaguely or broadly stated rights or unknown future rights;

     (ix) We express no opinion as to the enforceability of any provisions in the Transaction Documents imposing increased interest rates and/or late payment charges upon delinquency in payment or default to the extent such provisions are a penalty;

     (x) We express no opinion as to the enforceability of any provisions in the Transaction Documents appointing one party as an attorney-in-fact for an adverse party, or purporting to make a power-of-appointment irrevocable unless, in either case, it is coupled with an interest; and

     (xi) We express no opinion as to the enforceability of any provisions in the Transaction Documents relating to forum selection, restricting access to courts, waiving the right to trial by jury, waiving service of process or waiving the right to objection to venue on the basis of inconvenient forum.

     We further express no opinion with respect to any questions of conflict of laws, or any provisions in the Transaction Documents that purport to (a) require that the Transaction Documents may not be amended, except in writing, (b) require the disregarding of any course of dealing between parties, and (c) provide for the enforceability of any Transaction Document, in whole or in part, if any material term or provision thereof is determined to be unenforceable or invalid or provide for the validity or enforceability of such invalid or unenforceable provision in any other jurisdiction. To the extent that our opinion herein is rendered as to RULPA, we call to your attention that we are not admitted to practice, and have not consulted with counsel admitted to practice, in the state of Delaware. We have based such opinion solely upon our examination of RULPA, as reported in standard, unofficial compilations.

     We express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion letter is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                                                              6.


     This opinion is being furnished to the Bank solely for the Bank's benefit and the benefit of their successors and permitted assigns, and is not to be used, circulated, quoted or otherwise referred to for any other purpose, provided that a copy of this opinion may be provided to any regulatory agency having authority over the Bank. No one other than the Bank and its successors and assigns is entitled to rely upon this opinion letter.

                                        Very truly yours,

                                        KATTEN MUCHIN ROSENMAN LLP


                                        By:
                                            ------------------------------------
                                            A Partner

                      FORM OF OPINION OF THE VICE PRESIDENT
                          AND SECRETARY OF THE COMPANY

                                 [Closing Date]

Bank of Montreal
4th Floor
1 First Canadian Place
Toronto, Ontario
M5X 1H3

Ladies and Gentlemen:

                      Credit Agreement dated April 4, 2006
                  between Hub International Limited Partnership
                     and Bank of Montreal and the Guarantee
                with respect thereto by Hub International Limited

I am a Vice President and the Secretary of Hub International Limited, a Canadian corporation (the "Company"). Prior to holding these offices, I was the Chief Legal Officer of the Company. This letter is being delivered to you in accordance with Section 7.1(i) of a Credit Agreement dated April 4, 2006 (the "Credit Agreement") by and among Hub International Limited Partnership, a Delaware Limited Partnership (the "Borrower") and Bank of Montreal (the "Lender"). The obligations of the Borrower under the Credit Agreement are unconditionally guarantied by the Company pursuant to that certain Guarantee dated April 4, 2006 (the "Company Guarantee") entered into by the Company in favor of and for the benefit of the Lender. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

In such capacity, I have examined copies of the Credit Agreement, the Company Guarantee (together, the "Transaction Documents") and the originals, or copies identified to my satisfaction, of such corporate records of the Company, partnership records of the Borrower, certificates of public officials, certificates of officers of the Company, the Borrower and other persons, and such other agreements and documents as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination, I have assumed the genuineness of all signatures other than those on behalf of the Company, Hub International Partners Limited (the "General Partner") and the Borrower, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. In rendering my opinions, I have relied as to factual matters, to the extent I deem proper, upon the representations and warranties of the Company contained in or made pursuant to the Company

                                                                              2.


Guarantee, Borrower contained in or made pursuant to the Credit Agreement, certificates of officers of the Company and the Borrower and certificates of public officials (which I have assumed are accurate on the date hereof).

Subject to the last sentence of this paragraph, the opinions expressed below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein and I do not express any opinion herein concerning any other law. My opinions are rendered only with respect to the laws, and the rules, regulations, policies and orders thereunder, which are currently in effect. In addition, I do not express any opinion herein concerning the securities laws of the Province of Ontario or the rules, regulations, policies and orders thereunder. [Matters addressed in the opinions below not relating to the laws of the Province of Ontario and the federal laws of Canada, are provided by me on behalf of the Company, the General Partner and the Borrower as a Vice President and the Secretary of the Company and not in a personal capacity, and are based on my knowledge as a Vice President and the Secretary of the Company, certificates of officers of the Company and the Borrower and certificates of public officials.]

Based upon the foregoing and subject to the assumptions, qualifications and exceptions set forth herein, I am of the opinion that:

1. The Company is a corporation, duly incorporated and validly existing under the laws of Canada, has the corporate power and the corporate authority to execute and perform the Company Guarantee and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary. The General Partner is a corporation, duly organized and validly existing under the laws of Province of Ontario, has the corporate power and the corporate authority to execute the Credit Agreement on behalf of the Borrower and to cause the Borrower to incur the debt thereunder and has full corporate power and corporate authority to conduct the activities in which it is now engaged and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

2. Each Material Subsidiary (as such term is defined in Schedule A to this letter and a list of which is set forth on such Schedule) is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary. All of the issued and outstanding equity interests of each Material Subsidiary have been duly issued and are fully paid and non assessable.

3. The Company Guarantee has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and the Company Guarantee constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The execution by the General Partner of the Credit Agreement on behalf of the Borrower has been duly authorized by all necessary corporate action

                                                                              3.


on behalf of the General Partner and the Credit Agreement has been duly executed and delivered by the General Partner on behalf of the Borrower and the Credit Agreement constitutes a legal, valid and binding obligation of each of the General Partner and the Borrower enforceable against each of them in accordance with its terms.

4. The execution, delivery and performance by the Borrower and the General Partner of the Credit Agreement and by the Company of the Company Guarantee do not contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Material Subsidiary under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Company or any Material Subsidiary is bound or by which the Company or any Material Subsidiary or any of their respective properties may be bound or affected.

6. Except as described in Item 3 of the Company's Form 10-K for the period ending December 31, 2005 filed with the United States Securities and Exchange Commission on March 13, 2006, there are no actions, suits or other proceedings pending or, to my knowledge after due inquiry, threatened against or affecting the Company or any Material Subsidiary or any property of the Company or any Material Subsidiary in any court or before any arbitrator of any kind or any governmental authority that, if adversely determined, could reasonably be expected to materially and adversely affect the Borrower's or the General Partner's ability to perform its obligations under the Credit Agreement, the Company's ability to perform its obligations under the Company Guarantee or the validity or enforceability of the Credit Agreement or the Company Guarantee.

[The enforceability opinions set forth in paragraph 3 above are subject to the qualification that (a) enforcement is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law) and (b) any rights to indemnity and contribution under the Credit Agreement may be limited by securities laws and public policy considerations underlying such laws.]

This letter is furnished solely for the benefit of the Lender and its successors and permitted assigns and is not to be relied upon by any other person or entity without my prior written consent.

                                        Very truly yours,


                                        ----------------------------------------
                                        W. Kirk James
                                        Vice President and Secretary

                       FORM OF OPINION OF CANADIAN COUNSEL
                        TO HUB INTERNATIONAL LIMITED AND
                       HUB INTERNATIONAL PARTNERS LIMITED

                                 [Closing Date]

Bank of Montreal
4th Floor
1 First Canadian Place
Toronto, Ontario
M5X 1H3

Ladies and Gentlemen:

                      Credit Agreement dated April 4, 2006
                  between Hub International Limited Partnership
                     and Bank of Montreal and the Guarantee
                with respect thereto by Hub International Limited

We have acted as counsel to Hub International Limited, a Canadian corporation (the "Corporation"), in connection with the execution and delivery today by Hub International Limited Partnership, a limited partnership organized under the laws of the State of Delaware (the "Borrower") of the Credit Agreement dated as of April 4, 2006 between the Borrower and Bank of Montreal ("BMO"). We have also acted as counsel to Hub International Partners Limited (the "General Partner"), an Ontario corporation and the general partner of the Borrower. This opinion is being furnished to you pursuant to Section 7.1(i) of the Credit Agreement. The obligations of the Borrower under the Credit Agreement are unconditionally guarantied by the Corporation pursuant to that certain Guarantee dated April 4, 2006 (the "Corporation Guarantee") by the Corporation in favour of BMO. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Credit Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and corporate records and such other materials as we have considered necessary or appropriate for the purposes of this opinion, including an executed copy of the Credit Agreement and the Corporation Guarantee (each being a "Document" and, collectively, the "Documents").

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals thereof of all documents submitted to us as certified or conformed copies, telecopies or photocopies.

We have also examined such certificates of public officials and such other certificates, documents and corporate and other records as we have considered necessary as a basis for or relevant to the opinions hereinafter expressed.

We have assumed that:

                                                                              2.


(a) Each of the Corporation and the General Partner is incorporated and existing under the corporate laws applicable to it.

(b) The Corporation has the corporate power and capacity to execute, deliver and perform its obligations under the Corporation Guarantee.

(c) The General Partner has the corporate power and capacity to execute, deliver and perform its obligations under the Credit Agreement.

(d) The Corporation has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Corporation Guarantee, and the Corporation has duly executed and delivered the Corporation Guarantee.

(e) The General Partner has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Agreement on behalf of the Borrower, and the General Partner has duly executed and delivered the Credit Agreement on behalf of the Borrower.

(f) The execution, delivery and performance of the Corporation Guarantee by the Corporation does not breach or result in a default under the articles or by-laws of the Corporation or any unanimous shareholders agreement applicable thereto.

(g) The Borrower is a limited partnership each member of which is and will be at all times when the Credit Agreement and the Corporation Guarantee are outstanding a corporation resident in Canada and the Corporation is a corporation resident in Canada within the meaning of the Income Tax Act (Canada).

(h) The execution, delivery and performance of the Credit Agreement by the General Partner on behalf of the Borrower does not breach or result in a default under the articles or by-laws of the General Partner, any unanimous shareholders agreement applicable thereto, or the partnership agreement of the Borrower.

(i) All necessary partnership action has been taken to authorize the execution, delivery and performance of the Credit Agreement by the Borrower.

(j) If any obligation under the Corporation Guarantee is required to be performed in any jurisdiction outside of Ontario, the performance of that obligation will not be illegal under the laws of that jurisdiction.

(k) The Documents constitute legal, valid and binding obligations of the Corporation and the Borrower, as applicable, enforceable against them in accordance with their terms.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The execution, delivery and performance by the Corporation of the Corporation Guarantee, and the execution and delivery by the General Partner on behalf of the Corporation of

                                                                              3.


the Credit Agreement, will not contravene any law, statute or regulation of Canada or the Province of Ontario to which the Corporation or the General Partner is subject.

2. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any federal or provincial commission, board or regulatory authority of the Province of Ontario or of Canada is required in connection with (a) the execution and delivery of the Corporation Guarantee by the Corporation or the performance of the transactions contemplated thereby, or
(b) the execution and delivery of the Credit Agreement by the General Partner on behalf of the Corporation.

3. No income taxes will be required to be withheld by the Borrower or the Corporation under the Income Tax Act (Canada), or under the income tax laws of the Province of Ontario, in connection with any payment under the Credit Agreement or Corporation Guarantee by the Borrower or the Corporation to a branch of Bank of Montreal in the United States of America.

4. Each of the Corporation and the General Partner is subject to the relevant civil and commercial law of Ontario with respect to its obligations under the Company Guarantee or the Credit Agreement, respectively and neither the Company or the General Partner nor its assets has the benefit of any right of immunity, whether sovereign immunity or otherwise, from any action, suit, proceeding or execution in respect of its obligations under the Company Guarantee or the Credit Agreement, as applicable.

5. No stamp, registration, documentary or other similar tax, duty or fee is payable under Canadian federal law or the laws of the Province of Ontario in connection with the execution and delivery of the Company Guarantee by the Company or the execution and delivery of the Credit Agreement by the General Partner on behalf of the Borrower.

6. To ensure the admissibility into evidence, no notarization of the Documents, and no registration or filing with or notice to, any governmental agency or authority of the Province of Ontario or Canada is required.

The foregoing opinions are subject to the following assumptions, qualifications, limitations and exceptions:

We express no opinion as to the enforceability of the Documents.

Our opinions expressed above are limited to the laws of the Province of Ontario and the laws of Canada applicable therein. Our opinions are rendered only with respect to the laws, and the rules, regulations, policies and orders thereunder, which are currently in effect.

This letter is furnished by us solely for your benefit and the benefit of your successors and permitted assigns in connection with the transactions referred to in the Documents and may not be relied upon by any other Person.

Very truly yours,

                                 SCHEDULE 7.1(N)

                                 REORGANIZATION

                          EXISTING FINANCING STRUCTURE

          Hub International Limited ("HIL"), has borrowed (a) US$65 million from the Bank of Montreal ("BMO") under a US$75 million revolving credit facility (the "HIL-BMO Facility") and (b) US$65 million from holders of fixed-rate senior notes (the "Senior Notes"). Under a master swap agreement with BMO, HIL entered into a fixed-to-floating interest rate swap (the "Swap") with respect to the Senior Notes with BMO as the Swap counterparty.

          Using funds from various internal and external sources, HIL capitalized certain offshore financing subsidiaries, including Hub (Luxembourg) S.a.r.l., Hub (Gibraltar) Limited, and Hub Hungary Liquidity Management Limited Liability Company (collectively, the "Offshore Subsidiaries"). With the funds received from HIL and its own earnings, Hub Hungary made loans (the "HOC Loans") to Hub U.S. Holdings Inc. ("Hub U.S."), a Delaware corporation wholly owned by HIL and the parent corporation of HIL's U.S. operations, and several Hub U.S. subsidiaries.

                                  NEW STRUCTURE

          HIL proposes to replace the existing financing structure using the Offshore Subsidiaries with the financing structure as outlined below.

          Under the new structure, the following entities, among others (collectively, the "Tower Entities") will be established: (a) a U.S. limited partnership (the "Partnership") that will be indirectly wholly owned by HIL, (b) an Ontario corporation to serve as the one-percent general partner of the Partnership, (c) a U.S. limited liability company (the "LLC") and (d) a U.S. limited liability company to act as the LLC's manager. The Tower Entities will replace the existing financing structure using the Offshore Subsidiaries.

          The Partnership will assume the obligations of HIL under the Senior Notes and the Swap. HIL will guarantee such obligations.

          The Partnership will borrow US$75 million under a loan agreement with Prudential (the "Prudential Loan"). HIL will guarantee the Prudential Loan. The Partnership will enter into a new credit facility with a BMO U.S. branch with availability of US$75 million. The Partnership will immediately borrows US$55 million under such Facility. HIL will guarantee the Partnership's obligations under such Facility.

                                 SCHEDULE 9.2(C)

                                 EXISTING LIENS

                                                               USD$        USD$
                                                             CURRENT      CONSOL
                                         Terms               PORTION      TOTAL                    HUB
                                         -----              ---------   ---------                  ---
LOANS:
   21074 Uns Tech (JW),      $7875MO 5.35% 4/15/07            150,196     202,070           Mountain Secured
   21075 ind Tech (RL),      $7875MO 5.35% 4/15/07            150,196     202,070           Mountain Secured
   21076 Montana (JW)        $3,377MO 5.35% 6/15/07            19,167      29,140           Mountain Secured
   21077 Montana (KOC)       $3,377MO S.35% 6/15/07            38,333      58,281           Mountain Secured
   21078 Montana (RL)        $3,377MO 5,35% 6/15/07            19,167      29,140           Mountain Secured
   21046 Ned Miller Agcy,    $2,658MO, 5%, 12/15/07            29,543      60,597           Southwest Secured
   21047 Ned Miller Inc.     $6,578MO, 5%, 12/15/07            73,106     149,953           Southwest Secured
   21048 Gillet              $10,170MO, 6%, 11/1/07           111,855     168,073           Southwest Secured
   21061 Jenkins & Co,       $8,817MO, 6%, 10/15/06            85,798      85,798           Southwest Secured
   21068 STG Corp,           $9,03MO, 6%, 8/15/06              73,558      73,558           Southwest Secured
   21079 GE Capital          $300K Qtr inc Var% 12/30/07    1,200,000   2,300,000           Southwest Secured
   21073 AIWC,               $21,769MO, 4.35%, 5/15/08        239,950     598,220           Southwest Secured
                                                            ---------   ---------
      22999 Total Loans                                     2,190,869   3,956,900

CAPITAL LEASES:
   23025 O&Y Enterprises     $347.63,MO                         3,254       4,707             MGAs Secured
   23010 Heller Finl,        $2,247,MO, 8incl .67%,10/06       19,514      19,514   Midwest Secured Office Furniture
   23011 Heller Finl,        $8,882,MO, incl 8.67%,10/06       77,123      77,123   Midwest Secured Office Furniture
   23029 Steelcase,          $9,458,MO, incl 6.062%,10/06      83,064      83,064   Midwest Secured Office Furniture
   23041 Dell Finl,          $12354 MO, incl 9.83% 05/06        1,084       1,084           Southwest Secured
                                                            ---------   ---------
      23999 Capital Leases
                                                            =========   =========